AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON    OCTOBER 7, 1997
                           Registration No. 333-32733


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO.    3     TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933


                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                 (Name of Small Business Issuer in Its Charter)

          Missouri                       7374                 43-1710906
(State or Other Jurisdiction of    (Primary Standard      (I.R.S. Employer
Incorporation or Organization)         Industrial       Identification Number)
                                     Classification
                                      Code Number)

                                W. Brian Rodgers
                             Chief Financial Officer
11644 Lilburn Park Road      11644 Lilburn Park Road     11644 Lilburn Park Road
St. Louis, Missouri 63146   St. Louis, Missouri 63146  St. Louis, Missouri 63146
     (314) 995-9040              (314) 995-9040          (Address of Principal
(Address and Telephone    (Name, Address and Telephone     Place of Business
    of Principal          Number of Agent for Service)     or Intended Place
 Executive Offices)                                          of Business)

                        Copies of all correspondence to:
    Douglas J. Bates, Esq.                         Michael D. DiGiovanna, Esq.
Gallop, Johnson & Neuman, L.C.                     Parker Duryee Rosoff & Haft
    101 South Hanley Road                               529 Fifth Avenue
 St. Louis, Missouri 63105                           New York, New York 10017
      (314) 862-1200                                     (212) 599-0500


Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                               [LOGO]
                                2,000,000 Shares

                    THE SOURCE INFORMATION MANAGEMENT COMPANY

                                  Common Stock
                                 --------------

         The Source Information Management Company, a Missouri corporation (the "Company"), is offering hereby 2,000,000 shares of its common stock (the "Common Stock"). If the option granted to the Representative to cover over-allotments is exercised, certain shareholders of the Company (the "Selling Shareholders") will also offer up to 300,000 shares of Common Stock pursuant to this Prospectus. The Company will not directly receive any of the proceeds from the sale of Common Stock by the Selling Shareholders. See "PRINCIPAL AND SELLING SHAREHOLDERS."

         The Common Stock is quoted on The Nasdaq SmallCap Market ("Nasdaq SmallCap") under the symbol "SORC." On October 3 , 1997, the last sale price of the Common Stock, as reported on Nasdaq SmallCap, was $3.50 per share, or $4.24 per share after giving effect to the proposed 1-to-1.21 reverse stock split. See "PROSPECTUS SUMMARY" and "PRICE RANGE OF COMMON STOCK."

         The securities offered hereby involve a high degree of risk. See "RISK FACTORS" commencing on page 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               Price to                Underwriting                Proceeds to
                Public                 Discounts(1)                Company(2)

Per Share        $4.00                 $0.32                      $3.68
Total(3)         $8,000,000            $640,000                   $7,360,000

(1) Does not include additional compensation payable to Donald & Co. Securities Inc., acting as representative (the "Representative") of the several underwriters identified elsewhere herein (the "Underwriters"), in the form of a non-accountable expense allowance equal to 2% of the gross proceeds of this offering. The Company has also agreed to sell the Representative warrants to purchase up to 200,000 shares of Common Stock at an exercise price of $ 4.80 per share, subject to adjustment, exercisable over a period of four years commencing one year from the date hereof (the "Representative's Warrants") and to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."

(2)      Before  deducting  expenses  estimated to be  $450,000,  payable by the
         Company,   including  the   Representative's   nonaccountable   expense
         allowance.

(3) The Selling Shareholders have granted the Representative an option exercisable within 45 days after the date of this Prospectus (the "Over-Allotment Option") to purchase up to 300,000 additional shares of Common Stock, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts, Proceeds to Company and Proceeds to Selling Shareholders will be 9,200,000, $736,000, $7,360,000 and $1,104,000 , respectively. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholders. See "PRINCIPAL AND SELLING SHAREHOLDERS" and "UNDERWRITING."

         The Common Stock is being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this offering and to reject any order in whole or in part. It is expected that delivery of the certificates evidencing the Common Stock will be made against payment therefor on or about October 10 , 1997 at the offices of Donald & Co. Securities Inc., New York, New York or through the facilities of the Depository Trust Company.

                          DONALD & CO. SECURITIES INC.

         The date of this Prospectus is    October 7    , 1997

                                      [MAP]









         The Company is currently a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and furnishes its shareholders with annual reports containing audited financial statements after the close of each fiscal year.




CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY ENTERING STABILIZING BIDS OR EFFECTING SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

IN CONNECTION WITH THIS OFFERING CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK OF THE COMPANY ON THE NASDAQ SMALL-CAP MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial data, including the notes related thereto, appearing elsewhere in this Prospectus. Except as otherwise indicated, all information in this Prospectus (other than the historical financial statements contained herein) reflects the formation of the Company and subsequent acquisitions, as if such transactions had occurred on February 1, 1995. See "BUSINESS -Formation of the Company." All share and per share data in this Prospectus (other than the historical financial statements contained herein) (i) have been adjusted to give effect to a 1-to-1.21 reverse stock split effected on October 6, 1997 and
(ii) assume that the Representative's Over-Allotment Option, the Representative's Warrants and all other options and warrants outstanding on the date of this Prospectus will not be exercised.

                                   The Company

         For more than 20 years, The Source Information Management Company (the "Company") and its predecessors have provided information gathering, consulting and other information based services to operators of mass merchandise, grocery, convenience and pharmacy stores located throughout the United States and eastern Canada. Currently, the Company provides monitoring and documentation services to approximately 710 retailers, such as Wal-Mart Stores, Inc., Kmart Corporation, Target Stores, Inc., Food Lion, Inc., and W.H. Smith, Inc., in connection with processing and collection of incentive payments from magazine publishers on single copy sales of approximately 6,000 magazine titles offered in approximately 70,000 stores. As an extension of this service, the Company established its Advance Pay Program, under which the Company advances an agreed upon percentage of the incentive payments due to the retailer from magazine publishers. It then directly collects from the publishers the claims due to the retailer. In fiscal 1996 and 1997, the Company advanced approximately $1,783,000 and $16,743,000 under the Advance Pay Program, respectively. In October, 1996, the Company expanded its services and potential client base with the introduction of the Periodical Information Network ("PIN"), an information service in which the Company provides subscribing magazine publishers with industry-wide, single copy magazine sales information in a user friendly format. Based on conversations with representatives of magazine publishers, the Company believes that publishers and advertisers perceive that PIN provides a valuable basis on which to formulate marketing, distribution, advertising and other policies.

         The Company intends to continue to capitalize on its retailing experience and extensive database of single copy magazine sales information. Since the introduction of PIN, several leading publishers have subscribed, including Time Distribution Services, ICD/The Hearst Corp. and Globe Marketing Services. In addition, the Company is currently preparing to launch a new administrative support service enabling publishers and retailers to efficiently verify and correct price changes and other information contained in the magazine's uniform product code ("UPC"). The Company also intends to introduce services, comparable to those currently offered, in connection with merchandising of high volume consumer products other than magazines, and the processing and collection of incentive payments and cooperative advertising payments offered with respect thereto.

         The Company's integrated software system is designed to efficiently and accurately accumulate and manage sales data with respect to sales of low-cost, high volume consumer products, allowing the Company's retailer clients to optimize the effectiveness of their marketing effort. While the Company's software system was developed to aid retailers in the collection of sales incentive payments and the merchandising of magazines, it has been used in connection with integrated magazine and confections displays and may be adaptable for use in connection with most other consumer products, including high volume items such as soft drinks and batteries. Such capability enables the Company to provide consulting services to retailers, such as Kmart Corporation which has engaged the Company to provide services with respect to the reconfiguration of display fixtures in the checkout area of its stores, including fixture design, product selection, plan-o-gramming, vendor negotiation, vendor billing and collection, fixture prototype review and supervision of fixture installation.

         The Company was formed by the consolidation of two significant providers, Display Information Systems Corporation ("DISC") and Periodical Management and Marketing, Inc. ("PMM"), of information services to retailers of magazines. The Company has expanded, and intends to continue to expand, through the acquisition of businesses and technologies that address additional services or products, market segments or geographic regions in which the Company is not currently active and which would allow the Company to expand the services offered to its clients, or its ability to support existing or planned services.

Client Services

         The Company is dedicated to providing full information services to its clients. Such services include the following:

         Claim Submission. Through its software system, the Company offers to assist retailers in accurately monitoring, documenting, claiming and collecting publisher incentive payments. Based on information gathered with respect to the titles and number of copies actually sold, the Company prepares publisher supplied claim forms and submits the documented claim for payment to the appropriate national distributor, which acts as payment agent for the publisher. Typically, the Company receives payment to the order of the retailer, records the payment and forwards it to the retailer. The Company charges the retailer a negotiated percentage of the cash collected. As an extension of its claim submission service, the Company has established an Advance Pay Program. Under this program, the Company advances an agreed upon percentage of the incentive payments due the retailer from magazine publishers. It then directly collects from the publishers the claims due to the retailer. Service revenues earned under the Advance Pay Program generally exceed those charged under the traditional method.

         Periodical Information Network. The Company's large and sophisticated database of magazine industry information has resulted in it becoming a magazine information center which management believes is used by many companies in the magazine industry to formulate their publishing and distribution strategies. PIN is a comprehensive system designed to use current computer technologies, including CD ROM, to effectively manage all elements of its database including information packaging and efficient inbound, outbound access. The network provides access to periodically updated historical information concerning the titles and quantity of each title sold by retailers for analysis purposes. Several leading publishers have subscribed to PIN.

         Space Design. Through its Display Group, the Company offers to assist retailers in the placement of displays and the selection of titles to optimize available display space, and thereby to maximize sales and incentive payment revenues. Based on its knowledge of local consumer preferences and the terms and conditions of publisher incentive payment programs, the Company analyzes the retailer's store layout, customer traffic patterns and available display alternatives. Thereafter, the Company consults with its retailer client to develop an appropriate display program.

         Marketing and Promotional Program. As part of its full-service philosophy, the Company offers its clients advice and suggestions concerning specialized marketing and promotional programs which may include, for example, special mainline and checkout displays and cross-promotions of magazines and products of interest to readers of such magazines. Such services are offered to enhance single copy magazine sales by the Company's clients, and thereby increase service revenue due the Company in connection with the submission of incentive payment claims; accordingly, no separate charge is made for these services.

         Administrative Support. The Company assists retailers to more efficiently conduct their magazine sales operations through computerized inventory control, automated pricing updates and management reporting. For example, the Company is currently preparing to launch a new administrative support service enabling publishers and retailers to efficiently verify and correct price changes and other information contained in the magazine's uniform product code ("UPC").

         The Source Information Management Company was organized under the laws of the State of Missouri on March 22, 1995. Its principal executive offices are located at 11644 Lilburn Park Road, St. Louis, Missouri 63146, and its telephone number is (314) 995-9040.

                                  The Offering


Securities Offered Hereby........       2,000,000 shares of Common Stock,  $0.01
                                        par value per share

Common Stock Outstanding
  Prior to the Offering(a).......       6,014,263 shares of Common Stock,  $0.01
                                        par value per share

Common Stock Outstanding
  After the Offering.............       8,014,263 shares of Common Stock,  $0.01
                                        par value per share

Use of Proceeds..................       To fund the  expansion of the  Company's
                                        Advance Pay Program,  the development of
                                        new or enhanced  products and  services,
                                        the acquisition by the Company of one or
                                        more  businesses  and  to  fund  working
                                        capital  and  other  general   corporate
                                        activities,   including   the  continued
                                        upgrade   of  the   Company's   computer
                                        systems. See "USE OF PROCEEDS."

Risk Factors.....................       This offering  involves a high degree of
                                        risk. See "RISK FACTORS" beginning on page 7.

Nasdaq SmallCap Trading Symbol:         SORC
----------

(a)      Based on shares  outstanding  as of  September  4, 1997,  after  giving
         retroactive effect to the         reverse stock split.  Includes 91,938
         and 82,644 shares of Common Stock with respect to which the respective holders thereof have been granted an option to sell such shares to the Company at a price of $4.84 and $1.21 per share respectively subject to adjustment. Excludes shares reserved for issuance under the Company's stock option and other stock based plans and upon exercise of the Over-Allotment Option, the Representative's Warrants, as well as 408,414 reserved for issuance under other outstanding warrants. See "CAPITALIZATION" and "UNDERWRITING."

                             SUMMARY FINANCIAL DATA

         The summary financial data should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                                                 Fiscal Year Ended                            Six Months Ended
                                                                    January 31,                                    July 31,
Statements of Operations Data:                               1997              1996                      1997             1996
                                                           --------          --------                  --------          ------
Service Revenue................................           $7,056,270             $7,195,176           $5,459,668       $2,633,958
Merchandise Revenue............................              242,177                926,008                8,348          124,540
                                                          ----------             ---------             ---------       ----------
  Total Revenue................................            7,298,447              8,121,184            5,468,016        2,758,498
                                                          ----------             ----------            ---------        ---------
  Gross Profit.................................            2,233,859              3,711,962            2,583,439          396,152
Selling, General &
  Administrative Expenses......................            2,904,372              2,799,841            1,062,128        1,671,502
                                                          ----------             ----------            ---------       ----------
  Operating Income (Loss)......................            (670,513)                912,121            1,521,311      (1,275,350)
Other Expense, Net ............................              309,992                314,127              442,713          108,653
                                                          ----------             ----------            ---------       ----------
Income (Loss) Before Income Taxes..............            (980,505)                597,994            1,078,598      (1,384,003)
  Net Income (Loss)............................            (603,317)                191,994              589,598        (905,540)
Earnings (Loss) Per Share......................           $   (0.09)             $     0.03            $    0.07       $   (0.14)
Weighted Average
  Outstanding Shares...........................            6,658,891             6,084,542             7,087,838        6,463,909
Pro Forma(1) Earnings (Loss) Per Share.........           $   (0.11)             $    0.06             $    0.08        $  (0.17)
Pro Forma(1) Weighted Average
  Outstanding Shares...........................            5,503,215             5,028,547             5,857,717        5,342,074
                                                                                         July 31, 1997

Balance Sheet Data:                                                             Actual                 As Adjusted(2)
-------------------                                                             ------                 --------------
Working Capital................................                            $ 11,681,190                 $ 11,681,190
Total Assets...................................                              20,079,046                   20,079,046
Long-term debt, less current portion...........                              10,960,682                    4,050,682
Redeemable Common Stock .......................                                 503,820                      503,820
Stockholders' Equity...........................                               4,265,724                   11,175,724

(1) Pro forma data is presented to reflect a provision for income taxes as if DISC, a Subchapter S Corporation prior to the merger between DISC and PMM, had not been a Subchapter S Corporation, and the 1-to-1.21 reverse stock split.

(2) Assumes (a) the net proceeds of this offering will be applied initially to the temporary reduction of the outstanding principal balance of the Company's credit facility resulting in total availability thereunder of
         $8,461,000 and (b) the        1-to-1.21 reverse stock split.

                                  RISK FACTORS

         Any forward-looking statements set forth in this Prospectus are necessarily subject to significant uncertainties and risks, including, but not limited to those set forth in "RISK FACTORS." When used in this Prospectus, the words "believes," "anticipates," "intends," "expects," and similar expressions are intended to identify forward-looking statements. Actual results could be materially different as a result of various possibilities, including increased competition, significant changes in the marketing strategies of publishers, the inability of the Company to successfully manage its expansion and the availability of suitable acquisition candidates. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         Prospective investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the Common Stock offered hereby.


Dependence on the Marketing and Distribution Strategy of Publishers

         Substantially all of the Company's revenues are currently derived from the service revenues earned in connection with the collection of payments owed to the Company's retailer clients from magazine publishers under programs designed by publishers to provide magazine retailers with an incentive to increase single copy magazine sales. Although these incentive programs have been offered as part of the publishers' overall marketing strategy for more than 20 years, the incentive programs are governed by short-term contracts and, accordingly, magazine publishers are under no long-term contractual obligation to continue the incentive programs in their present form or otherwise. Certain magazine publishers have entered into experimental contracts with magazine retailers under which selected magazines and other periodicals are distributed directly to such retailers rather than indirectly though independent magazine distributors. Such arrangements replace the traditional incentive payment programs with discounted sale pricing. If magazine publishers increase the use of direct retail distribution without incentive payment programs or otherwise discontinue or significantly modify the incentive programs to which the Company's services relate in a manner which is not compatible with the Company's services, the Company's results of operations and financial condition may be materially and adversely affected. See "BUSINESS-The Magazine Industry."

Risk Associated with the Advance Pay Program

         The recent increases in revenue and profitability recorded by the Company result, in part, from the admission of existing retailer clients to the Advance Pay Program. The profitability of the Advance Pay Program is dependent, in part, on (a) the difference between the service revenues collected by the Company with respect to the Advance Pay Program and the interest paid by the Company for borrowed funds advanced thereunder and (b) the length of the collection period of the trade accounts receivable associated with the Advance Pay Program. Interest rates applicable to borrowings made by the Company are subject to fluctuation and any decrease in the spread between service revenues collected and interest paid would have a negative effect on the Company's results of operations and financial condition. The availability of funds under the Company's credit facility is conditioned on the maintenance of certain financial ratios. There can be no assurance that the Company will be able to satisfy such conditions. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-Liquidity and Capital Resources." Additionally, any increase in the average collection period for trade accounts receivable associated with the Advance Pay Program will increase the Company's interest expense and have a negative effect on the Company's results of operations and financial condition.

         Furthermore, in connection with the Advance Pay Program, the Company assumes the risk otherwise borne by the retailer client that magazine publishers will refuse or be unable to pay the amount of incentive payments claimed. Based on historical experience, the Company maintains a reserve of 2% of all claims submitted against such refusal or inability to pay. However, if a prominent magazine publisher files a petition in bankruptcy or otherwise seeks protection from its creditors, such reserve may be inadequate and the results of operations and financial condition of the Company could be materially and adversely affected.

Unspecified Acquisitions

         The Company has allocated $500,000 (or 7.2%) of the net proceeds of this offering to acquire businesses primarily by issuing equity securities, but may also utilize cash payments or debt financing, or both, in making acquisitions. At the date of this Prospectus, the Company has no commitments or contracts to acquire any businesses. Furthermore, management has not selected any specific business for investment of any of the proceeds of this offering. Purchasers of Common Stock will not have the opportunity to vote on any such potential acquisitions or review the financial status of any business to be acquired. Shareholders of the Company must rely upon management for prudent expenditure of the funds of the Company in making such acquisitions. Management of the Company does not anticipate seeking independent appraisals of any businesses which it may acquire.

Possible Need for Additional Financing

         To date, the Company has met its liquidity requirements through the private sale of its equity securities and borrowings under existing credit facilities. However, the Company will not be able to expand its Advance Pay Program, in accordance with the Company's current plan without additional financing. If the proceeds of this offering together with the Company's currently available funds and internally generated cash flows are not sufficient to satisfy its financing needs, the Company likely will seek additional funding through increased bank borrowings and/or the public or private sale of debt or equity securities. There can be no assurance that additional funds will be available on a timely basis, on acceptable terms or at all, or that such funds, if raised, would be sufficient to permit the Company to continue its expansion as planned. If the proceeds of this offering and funding through any additional public or private sales of debt or equity securities are inadequate, and borrowings under the existing credit facility or a comparable replacement thereof are not available, the Company may be required to curtail the Advance Pay Program. If the Company is required to pay $2,150,000 from its credit facility in connection with amounts due for an acquisition, the amount available for the Advance Pay Program would be reduced. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-Liquidity and Capital Resources."

Risk of Increased Competition

         Competition among providers of many of the Company's products and services, particularly the processing of incentive payment claims, is highly competitive. While such competition is fragmented, the Company recognizes approximately 32 direct competitors, all of which are closely-held private companies. Based on its review of the industry and informal discussions with magazine publishers and retailers, the Company believes that none of its direct competitors have greater financial, technological, marketing and sales resources than the Company. However, it is possible that certain services offered by the Company could be performed directly by its retail customers or otherwise offered or performed in the future by publishers, distributors or other organizations, such as Nielsen IRI and Audit Bureau of Circulation. Many of such organizations have greater financial, technological, marketing and sales resources than the Company. Additionally, competitors may develop new or different service programs which are perceived by customers to be of similar or superior quality at the same or lower prices than the Company's services. There can be no assurance that its present competitors or companies that choose to enter its marketplace in the future will not exert significant competitive pressures on the Company resulting in a deterioration of the business environment in which the Company operates, including a decrease in the number of clients served by the Company and a decrease in the service revenues chargeable by the Company. See "BUSINESS-Competition."

Management of Expansion

         The Company intends to continue to implement its expansion strategy through the acquisition of one or more companies which offer products and services compatible to those of the Company, some of which may involve products or services with which management of the Company has little or no experience. Such acquisitions also could continue to place a significant strain on the Company's capital and human resources. There can be no assurance that the Company will be able to adequately manage its expansion successfully, introduce new services or products, or integrate any business which it may acquire, the failure of any of which could have a material adverse effect on the Company.

Need to Manage New Service Introduction

         The Company believes that its future growth is dependent, in part, on its ability to anticipate the informational needs of existing and potential clients and develop and introduce, in a timely manner, new services that adequately address such needs. There can be no assurance that the Company will be successful in developing, introducing and marketing new services. If the Company is unable to introduce new services or if the Company's new services do not receive sufficient market acceptance, the Company's revenues and results of operations may be adversely affected.

Limited Trading Volume for Common Stock.

         Although the Company's Common Stock is quoted on Nasdaq SmallCap, the volume of shares of Common Stock actually traded, as reported by Nasdaq SmallCap, averaged approximately 28,000 shares per week during the four-week period ended August 29, 1997. There can be no assurance that a public market having the desirable characteristics of depth, liquidity and orderliness, over which neither the Company, its affiliates, nor any marketmaker has control will develop or, if developed, will be sustained. Persons purchasing the securities offered hereby may be unable to readily sell such securities at such time or price as the security holder may desire.

Possible Delisting

         The trading of the Common Stock on Nasdaq SmallCap is conditioned upon the Company meeting certain asset, capital and surplus, earnings and stock price tests. The requirements to maintain eligibility on Nasdaq SmallCap requires the Company to maintain net tangible assets in excess of $2,000,000, and (subject to certain exceptions) a bid price of $1.00 per share. If the Company fails to satisfy either of these tests, the Common Stock may be delisted from trading on Nasdaq SmallCap. The effects of delisting include the limited release of market prices of the Common Stock and more limited news coverage of the Company. Delisting may restrict investors interest in the Common Stock and materially adversely affect the trading market and prices for the Common Stock and the Company's ability to issue additional securities or to secure additional financing.

Penny Stock Regulation

         If the Common Stock was delisted from trading on Nasdaq SmallCap and the trading price of the Common Stock was less than $5.00 per share, the Common Stock would be subject to Rule 15g-2 under the Exchange Act, which among other things requires that brokers/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving a purchaser's written consent prior to any transaction. If the Common Stock was delisted and the trading price was less than $5.00 per share, the Common Stock could also be deemed Penny Stock under the Securities Enforcement and Penny Stock Reform Act of 1990, which would require additional disclosure in connection with trades in the Common Stock including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Common Stock and the ability of purchasers in this offering to sell their shares in the secondary market.

Shares Eligible for Future Sale; Preferred Stock; Registration Rights

         Of the 6,014,263 shares of Common Stock outstanding on September 4, 1997, 1,696,001 shares are currently eligible for sale to the public by persons who are not "affiliates" of the Company without restriction except, in certain cases, volume limitation. All the remaining shares of Common Stock outstanding are "restricted" within the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act or an exemption therefrom. However, the executive officers , directors and certain other shareholders of the Company, who as of September 4, 1997 beneficially held an aggregate of 4,727,338 shares of Common Stock, have agreed that they will not without the prior consent of the Representative, sell or otherwise dispose of any shares of Common Stock beneficially owned by them for a period of one year from the date of this Prospectus. During the second year following the date of this Prospectus, such persons have agreed not to sell or otherwise dispose of more than twenty-five percent (25%) of any shares of Common Stock beneficially owned by them in any calendar quarter subject in some cases to the volume and other conditions of Rule 144 . Thereafter, such persons are entitled to sell, without the consent of the Representative, subject in some cases to the volume and other conditions of Rule 144.

         Pursuant to authority granted by its Articles of Incorporation, the Company's Board of Directors has authority to issue up to 2,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions thereof, including voting rights, without any further vote or action by the Company's shareholders. The voting and other rights of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with obtaining necessary capital resources and for other corporate purposes, could have the effect of delaying, deferring or preventing a change of control of the Company. The Company has no current arrangements to issue any additional shares of Preferred Stock. See "DESCRIPTION OF CAPITAL STOCK."

         The Company has filed a registration statement under the Securities Act to register an aggregate of 520,661 shares of Common Stock issued or reserved for issuance under the Company's 1995 Incentive Stock Option Plan and 41,322 shares issued or reserved for issuance under the Company's Stock Award Plan. The holders of approximately 536,412 shares of Common Stock have the right to require the Company to file a registration statement with respect to the sale of such shares. No prediction can be made as to the effect, if any, that future sales of Common Stock or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales might occur, could adversely affect the prevailing market price of the Common Stock. See "CAPITALIZATION" and "SHARES ELIGIBLE FOR FUTURE SALE."

Continued Control By Management

         Upon completion of this offering, the Company's executive officers and directors will beneficially own approximately 47.4% (44.5% if the Over-Allotment Option is exercised in full) of the outstanding shares of Common Stock. As a result, the Company's executive officers and directors will have effective voting control of the Company and the practical ability to elect all of the Company's directors and determine the vote on any matter being voted on by the Company's shareholders, including any merger, sales of assets or other change of control of the Company. The Company's Articles of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. See "PRINCIPAL AND SELLING SHAREHOLDERS" and "CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS."

Related Party Transactions; Potential Conflicts of Interest

         From time to time, the Company has engaged in various transactions with its directors, executive officers and other affiliated parties. The terms and conditions of such transactions were not negotiated on an arms-length basis and inherently involve conflicts of interest between the Company and the related party. However, all future transactions between the Company and its officers, directors, principals, shareholders and affiliates will be approved by a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties under similar circumstances.

Dependence on Key and Other Personnel

         The Company believes that its success is dependent, in part, on the efforts of its key executives, including S. Leslie Flegel and William H. Lee. The Company has entered into employment agreements with all its key executives except W. Brian Rodgers and Messrs. Flegel and Lee, each of whom is required as a condition to the consummation of this offering to enter into an employment agreement with the Company effective as of the date of this Prospectus. Although the Company believes that the loss of no single executive will have a material adverse effect on the Company, certain events, many of which are beyond the control of the Company, could result in the loss of the services of such executives. The Company has procured and intends to maintain policies of insurance on the lives of certain members of its senior management, including Messrs. Flegel and Lee. See "MANAGEMENT."

No Dividends With Respect to Common Stock

         The Company currently anticipates that it will retain all its future earnings, if any, for use in the expansion and operation of its business, and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. There can be no assurance that the Company will pay cash dividends at any time with respect to the Common Stock, or that the failure to pay dividends for a period of time will not adversely affect the market price for the Company's Common Stock. See "PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY."

Anti-Takeover Effects of Articles of Incorporation and Bylaws

         The Company's Board of Directors has authority to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions thereof, including voting rights, without any further vote or action by the Company's shareholders. The voting and the rights of the holders of Common Stock will be subject to and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with obtaining necessary capital resources and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no current arrangements to issue any additional shares of preferred stock. See "DESCRIPTION OF CAPITAL STOCK." In addition, the Company's Articles of Incorporation and Bylaws include certain provisions providing for the staggered election of directors and restrictions on the ability of shareholders to call special meetings of shareholders. See "CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS." The Company is currently subject to the Missouri Takeover Bid Disclosure Act, which under certain circumstances may prohibit a business combination between the Company and a shareholder owning 20% or more of the outstanding voting power of the Company. The Board of directors has adopted a resolution which, if approved by the shareholders of the Company at the 1998 Annual Meeting of shareholders, would amend the Bylaws to include an express election of the Company to not be subject to such provisions to the extent allowable under Missouri law. If such resolution is not adopted, such provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

Dilution

         The public offering price per share will exceed the Company's net book value per share of Common Stock immediately following this offering. Based on
the         public  offering  price of $4.00 per share of Common Stock,  and the proposed use of the net proceeds of this offering, new investors will experience immediate dilution in net book value per share of approximately $2.61. In addition, holders of certain outstanding options and warrants have the right to acquire additional shares of Common Stock at a cost substantially less than the public offering price. If the net book value per share of Common Stock has not substantially increased by the date of the exercise of such rights to acquire Common Stock, holders of the Common Stock will incur substantial additional dilution.

Representative's Warrants

         The Company will sell to the Representative and/or its designees, for nominal consideration, the Representative's Warrants to purchase from the Company up to 200,000 shares of Common Stock. The Representative's Warrants are exercisable for a period of four years commencing on the first anniversary of the date of this Prospectus, at an exercise price equal to $4.80 per share. For the life of the Representative's Warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the securities of the Company without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Representative's Warrants remain unexercised, the terms under which the Company could obtain additional capital may be adversely affected. Moreover, the holders of the Representative's Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of its securities on terms more favorable than those provided by the Representative's Warrants. Additionally, if the holders of the Representative's Warrants should exercise their registration rights to effect a distribution of the Representative's Warrants or underlying securities, the Representative, prior to and during such distribution, will be unable to make a market in the Company's securities and will be required to comply with other limitations on trading set forth in Rules 101, 103, and 104 of Regulation M promulgated under the Exchange Act. Such rules restrict the solicitation of purchasers of a security when a person is interested in the distribution of such security and also limit market making activities by an interested person until the completion of the distribution. If the Representative must cease making a market, the market and market price for such securities may be adversely affected and the holders of such securities may be unable to sell such securities. See "UNDERWRITING."

Representative's Influence on the Market

         A significant amount of the Common Stock offered hereby may be sold to customers of the Representative. Such customers subsequently may engage in transactions for the sale or purchase of shares of Common Stock through or with the Representative. If it participates in the market, the Representative may exert a dominating influence on the market for the shares of Common Stock offered hereby. Such market making activity may be discontinued at any time. The price and liquidity of the shares may be significantly affected by the degree, if any, of the Representative's participation in such market. See "DESCRIPTION OF CAPITAL STOCK" and "UNDERWRITING."

                                 USE OF PROCEEDS

         The following table sets forth the Company's anticipated use of proceeds, expressed in dollars and as a percentage of gross proceeds.

                                                     Amount         Percentage
                                                     ------         ----------
Gross proceeds                                     $8,000,000          100.0%
   Less:
     Underwriting discounts                           640,000            8.0%
     Offering expenses                                450,000            5.6%
                                                   ----------          ------

Net proceeds                                       $6,910,000           86.4%
                                                   ----------         -------

Use of Proceeds:

Expansion of Advance Pay Program                    5,000,000           62.5%

Development of new or enhanced
  products and services                             1,310,000           16.4%

Acquisition of one or more
  businesses                                          500,000            6.3%

Working Capital and general corporate
  purposes, including the continued
  upgrade of the Company's computer systems           100,000            1.2%
                                                  -----------        --------

Total Use of Proceeds                              $6,910,000           86.4%
                                                  ===========        ========


         Pending the use of the net proceeds from the sale of the shares of Common Stock as described above such funds will be used to temporarily reduce the principal balance under the Company's credit facility. Such credit facility provides for the availability of up to $12,500,000 of borrowings until termination by Wachovia Bank on not less than 13 months prior notice. At July 31, 1997, the outstanding principal balance under this credit facility was $10,949,000 the effective interest rate thereon was 9.1875% and the unused availability thereunder was approximately $1,551,000. After application of the net proceeds of this offering to the temporary repayment of the outstanding principal balance on its credit facility, the Company intends to make additional borrowings under the credit facility for the foregoing purposes.

         The foregoing represents the Company's present intentions for the use of the proceeds of this offering based on its currently contemplated operations, business plan and currently prevailing economic and industry conditions. The Company's business plan contemplates that the Company may acquire businesses or introduce additional products and services. Although the Company has had and will continue to have discussions with potential acquisition candidates it does not have any present agreements or understandings with respect to any significant acquisitions. Changes in the proposed expenditures may be made in response to, among other things, changes in the Company's plans and its future revenues and expenditures, as well as changes in general industry conditions and technology.

         The Company believes that the net proceeds of this offering, cash flow from operations, trade credit and existing lines of credit will be sufficient to meet its immediate cash needs and finance its plans for expansion for the indefinite future, and in any case for not less than twelve months from the date of this Prospectus. This belief is based upon certain assumptions regarding the

         Company's business and cash flow as well as prevailing industry and economic conditions. The Company's capital requirements may vary significantly, depending on how rapidly management seeks to expand the business and the expansion strategies elected. Accordingly, the Company may, in the future, require additional financing to continue to expand its business. There is no assurance that the Company will be successful in obtaining additional financing, if required, on favorable terms, or at all. If the Company were unable to obtain additional financing, its ability to meet its current plan for expansion could be materially and adversely affected. See "CAPITALIZATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                           PRICE RANGE OF COMMON STOCK


         From June 22, 1995 until February 12, 1996, the Company's Common Stock was quoted on the Nasdaq OTC Bulletin Board. Beginning on February 12, 1996, the Common Stock was quoted on Nasdaq SmallCap under the symbol "SORC." The following table sets forth, for the periods indicated, the high and low closing bid prices for the Common Stock as reported by the OTC Bulletin Board and Nasdaq SmallCap, as applicable.

                                                                        Actual                        Pro forma(1)
                                                                        ------                        ------------
                                                               High              Low              High              Low
                                                               ----              ---              ----              ---
Fiscal 1996
         Second Quarter (beginning June 22, 1995)             $7.00             $6.00            $ 8.47            $7.26
         Third Quarter                                        $8.50             $6.25            $10.29            $7.56
         Fourth Quarter                                       $7.50             $3.50            $ 9.08            $4.24

Fiscal 1997
         First Quarter                                        $5.75             $4.38            $ 6.96            $5.30
         Second Quarter                                       $4.75             $4.00            $ 5.75            $4.84
         Third Quarter                                        $4.75             $2.63            $ 5.75            $3.18
         Fourth Quarter                                       $3.25             $2.25            $ 3.93            $2.72

Fiscal 1998
         First Quarter                                        $2.88             $2.13            $ 3.48            $2.58
         Second Quarter                                       $3.06             $1.00            $ 3.70            $1.21

(1)  Pro forma to reflect the        1-to-1.21 reverse stock split.

         The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. On October 3 , 1997, the last sale price for the Common
Stock as reported by Nasdaq  SmallCap was     3.50     per share or    $4.24
per share after giving effect to the          1-to-1.21  reverse stock split. As
of September 4, 1997, there were 171 holders of record of the Common Stock.

                                 DIVIDEND POLICY

         During the last two years, the Company has not declared or paid any cash dividends on its Common Stock. The Board of Directors presently intends to retain all its earnings, if any, for the development of the Company's business for the foreseeable future. The declaration and payment of cash dividends in the future will be at the discretion of the Company's Board of Directors and will depend upon a number of factors, including among others, future earnings, operations, capital requirements, the general financial condition of the Company and such other factors that the Board of Directors may deem relevant.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company (i) as
of July 31, 1997, (ii) pro forma to reflect the          1-to-1.21 reverse stock
split as if such transaction had occurred on July 31, 1997, and (iii) pro forma as adjusted to reflect the sale by the Company of the shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the financial statements of the Company, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "DESCRIPTION OF CAPITAL STOCK" included elsewhere in this Prospectus.

                                                                                              July 31, 1997
                                                                                              -------------
                                                                                                             Pro Forma
                                                                                Actual       Pro Forma      As Adjusted
                                                                                ------       ---------      -----------
Long-term debt (less current portion).................................       $10,960,682     $10,960,682     $4,050,682(a)

 Redeemable Common Stock, par value $0.01 per share
   111,245 shares  outstanding
   actual, 91,938 shares pro
   forma and pro forma as adjusted....................................           503,820         503,820        503,820

Stockholders' equity:

 Common Stock, par value $0.01 per share
   7,165,953 shares outstanding actual,
     5,922,275 shares pro forma, and
     7,922,275 shares outstanding pro forma
     as adjusted .....................................................            71,659          59,223            79,223

 Additional paid-in capital...........................................         3,292,872       3,305,308        10,195,308

 Retained earnings ...................................................           901,193         901,193           901,193

         Total stockholders' equity ..................................         4,265,724       4,265,724        11,175,724

         Total capitalization ........................................        $15,730,226     $15,730,226       $15,730,226



(a) Assumes the net proceeds of this offering will be applied to the temporary reduction in the outstanding principal balance of the Company's credit facility resulting in total availability thereunder of $8,461,000.

                             SELECTED FINANCIAL DATA

         The selected financial data as of and for the periods presented below have been derived from the financial statements of the Company. The financial statements of the Company as of and for the fiscal years ended January 31, 1997 and 1996 have been audited by BDO Seidman, LLP, and its report thereon is included elsewhere herein. The balance sheet data as of July 31, 1997 and the statement of operations data as of and for the six months ended July 31, 1997 and 1996 have been derived from unaudited financial statements, which have been prepared on the same basis as the audited financial statements and in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth herein. Results of operations for the six months ended July 31, 1997 are not necessarily indicative of the results to be expected for the year ending January 31, 1998. The selected financial data should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                                             Fiscal Year Ended                            Six Months Ended
                                                                 January 31,                                   July 31,
Statements of Operations Data:                         1997                     1996                 1997                  1996
                                                 ---------------          --------------        --------------         -------------
Service Revenues............................       $7,056,270               $7,195,176             $5,459,668           $2,633,958
Merchandise Revenues........................          242,177                  926,008                  8,348              124,540
                                                    ---------               ----------                -------            ---------
                                                    7,298,447                8,121,184              5,468,016            2,758,498
Cost of Service Revenues....................        4,862,207                3,859,409              2,851,857            2,351,092
Cost of Merchandise Sold....................          202,381                  549,813                 32,720               11,254
                                                    ---------                ---------               --------           ----------
Gross Profit................................        2,233,859                3,711,962              2,583,439              396,152
Selling, General & Administrative Expenses .        2,904,372                2,799,841              1,062,128            1,671,502
                                                    ---------               ----------            -----------           ----------
Operating Income (Loss).....................        (670,513)                  912,121              1,521,311          (1,275,350)
Other Income (Expense)......................        (309,992)                (314,127)             ( 442,713)           ( 108,653)
                                                  -----------               ----------             ----------           ----------
Income (Loss) Before Income Taxes...........        (980,505)                  597,994              1,078,598          (1,384,003)
Income Tax (Expense) Benefit................          377,188                (406,000)              (489,000)              478,463
                                                   ----------             ------------            -----------             --------
  Net Income (Loss).........................        (603,317)                  191,994                589,598            (905,540)
Earnings (Loss) per Share...................          $(0.09)                    $0.03                  $0.07              ($0.14)
Pro Forma(1) Earnings
  (Loss) per Share..........................          $(0.11)                    $0.06                  $0.08              $(0.17)
Pro Forma(1) Weighted Average Outstanding
  Shares....................................        5,503,215                5,028,547              5,857,717            5,342.074
                                                               January 31,                               July 31, 1997
Balance Sheet Data:                                    1997                 1996              Actual              As Adjusted(2)
                                                     --------             --------          ----------         -------------------
Working Capital.............................       $2,322,778         $ 1,305,679         $ 11,681,190                $ 11,681,190
Total Assets   .............................       15,569,649           5,346,384           20,079,046                  20,079,046
Revolving Line of Credit....................        7,124,000           1,713,715                    -                           -
Long-term debt, less current portion........           22,814              32,341           10,960,682                   4,050,682
Redeemable Stock............................        1,026,326                   -              503,820                     503,820
Stockholders' Equity........................        3,145,622           2,017,626            4,265,724                  11,175,724

(1) Pro forma data is presented to reflect a provision for income taxes as if DISC, a Subchapter S Corporation prior to the merger between DISC and PMM, had not been a Subchapter S Corporation, and the 1-to-1.21 reverse stock split.
(2) Assumes (a) the net proceeds of this offering will be applied initially to the temporary reduction of the outstanding principal balance of the Company's credit facility resulting in total availability thereunder of
         $8,461,000, and (b) the         1-to-1.21 reverse stock split.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         For more than 20 years, The Source Information Management Company (the "Company") and its predecessors have provided information gathering, consulting and other information based services to operators of mass merchandise, grocery, convenience and pharmacy stores located throughout the United States and eastern Canada. Currently, the Company provides monitoring and documentation services to approximately 710 retailers, such as Wal-Mart Stores, Inc., Kmart Corporation, Target Stores, Inc., Food Lion, Inc., and W.H. Smith, Inc., in connection with processing and collection of incentive payments from magazine publishers on single copy sales of approximately 6,000 magazine titles offered in approximately 70,000 stores. As an extension of this service, the Company established its Advance Pay Program, under which the Company advances an agreed upon percentage of the incentive payments due to the retailer from magazine publishers. It then directly collects from the publishers the claims due to the retailer. In fiscal 1996 and 1997, the Company advanced approximately $1,783,000 and $16,743,000 under the Advance Pay Program, respectively. In October, 1996, the Company expanded its services and potential client base with the introduction of the Periodical Information Network ("PIN"), an information service in which the Company provides subscribing magazine publishers with industry-wide, single copy magazine sales information in a user friendly format. Based on conversations with representatives of magazine publishers, the Company believes that publishers and advertisers perceive that PIN provides a valuable basis on which to formulate marketing, distribution, advertising and other policies.

         A majority of the Company's revenues are derived from service fees earned in connection with the collection of incentive payments owed to the Company's retailer clients from magazine publishers. Most such incentive payment programs offer the retailer a cash rebate, equal to a percentage of the retailer's actual net sales of the publisher's titles, which is payable quarterly upon submission of a properly documented claim. Under agreements with its retailer clients, the Company gathers sales data, submits claims for payment, collects payments and receives a percentage of the aggregate payments collected on the retailers' behalf. Claims for incentive payments are generally submitted to the publishers quarterly based on actual net sales of the publishers' titles recorded in the previous calendar quarter. Except in connection with its Advance Pay Program, the Company does not guarantee to its retailer clients any payments due to the client from magazine publishers, and accordingly, does not assume any credit risk associated with such incentive payments. In substantially all the contracts under the Advance Pay Program the Company bears the risk of uncollectibility associated with collecting payments from publishers. To date, management believes that the reserve maintained by the Company as an allowance for doubtful accounts in the amount of approximately 2% of accounts receivable is adequate to satisfy any losses incurred by the Company from uncollectible accounts receivable.

         Under both the standard arrangement and the Advance Pay Program, service revenues are recognized at the time claims for incentive payments are substantially completed for submission to the publishers based on the amount claimed, less an estimated reserve necessary to maintain an allowance for doubtful accounts of approximately 2% of trade accounts receivable. However, under the standard arrangement, invoices for services provided by the Company in connection with the claim process are not issued until the Company receives settlement of the claim. Under the Advance Pay Program, the customer is not invoiced for the service fee, which is the difference between the claim and the advance amount.

Results of Operations

         The following table sets forth, for the periods presented, certain information relating to the operations of the Company expressed as a percentage of Total Revenues:

                                                Six Months Ended July 31,                     Fiscal Year Ended January 31,
                                                -------------------------                     -----------------------------
                                              1997               1996                            1997               1996
                                              ----               ----                            ----               ----

Service Revenues                              99.8%              95.5%                           96.7%              88.6%

Merchandise Revenues                           0.2                4.5                             3.3               11.4

Total Revenue                                100.0              100.0                           100.0              100.0

Cost of Service Revenues                      52.2               85.2                            66.6               47.5

Cost of Merchandise Sold                       0.6                0.4                             2.8                6.8

Gross Profit                                  47.2               14.4                            30.6               45.7

Selling, General &
  Administrative Expense                      19.4               60.6                            39.8               34.5

Operating Income (Loss)                       27.8             (46.2)                           (9.2)               11.2

Interest Expense, Net                        (7.4)              (3.6)                           (3.9)              (1.2)

Other Income (Expense), Net                  (0.7)              (0.4)                           (0.4)              (2.7)

Income (Loss) Before
  Income Taxes                                19.7             (50.2)                          (13.5)                7.3

Net Income (Loss)                             10.8%            (32.8)%                          (8.3)%               2.4%



Six Months Ended July 31, 1997 Compared to Six Months Ended July 31, 1996


Service Revenues

         Increased retailer participation in the Advance Pay Program, the acquisitions of Magazine Marketing, Inc., Readers Choice, Inc. and Mike Kessler and Associates, Inc., and the implementation of PIN during the third quarter of fiscal year 1997, contributed to an increase in service revenue of approximately $2,826,000 during the six month period ended July 31, 1997. The increase consisted of approximately $2,313,000 of claims, PIN and Advance Pay Program revenue over the comparable period in fiscal 1997. Also, space design revenue increased from $182,000 for the six months ended July 31, 1996 to $695,000 for the six months ended July 31, 1997. Currently, the Company is negotiating flat fee arrangements; however, historically, space design revenues have been recognized as front end display manufacturers ship the displays to the retailers, the timing of which is not within the Company's control. Space design revenues have historically fluctuated significantly depending upon a variety of factors including the number and magnitude of reconfiguration programs undertaken by the Company's retailer client and the timely shipping of displays by manufacturers. As a result, variations in the timing and amounts of space design revenues could have a material adverse effect on the Company's quarterly operating results.

Merchandise Revenues and Cost of Merchandise Sold

         As a result of its relationships with the leading retailers in the United States, the Company has had opportunities from time to time to purchase merchandise, such as gift and greeting cards, caps and other leisure time products for resale to its retailer clients. However, management has decided to de-emphasize this portion of its business in order to dedicate more resources to its core services. The revenues derived from merchandising sales are declining while the inventory is being liquidated.

Cost of Service Revenues and Selling, General and Administrative Expense ("Total Costs")

         Total Costs for the six month period ended July 31, 1997 decreased approximately $109,000 compared to the same period in the prior year, resulting from a $500,765 increase in Cost of Service Revenues offset by a $609,374 decrease in Selling, General and Administrative Expense. The largest decrease in Total Costs was in the data processing area. These costs decreased $174,000 over last year's comparable period due to the purchase of the employment service company on January 1, 1997 which previously provided such services. However, this decrease was partially offset by an increase in wages because the individuals formerly employed by the employment services company are now employed by the Company. The acquisitions of Magazine Marketing, Inc., Readers Choice, Inc. and Mike Kessler and Associates, Inc. have led to increased costs, including wages, amortization, rent and depreciation. Travel and entertainment expenses decreased $38,000 and $16,000, respectively. Bad debt expense decreased $56,000 over the same period in the prior year.

Other Expense

         Interest  Expense  increased  $302,000  due  to  increased   borrowings
necessary to fund the Advance Pay Program.

Income Tax Expense (Benefit)

         The effective income tax rate for the six months ended July 31, 1997 was 45.3% compared to 34.6% for the six months ended July 31, 1996. This increase was a result of an increase in expenses not deductible for income tax purposes as a percentage of income (loss) before income taxes. Such non-deductible expenses include meals and entertainment, goodwill amortization, and officers' life insurance premiums.

Earnings Per Share

         In calculating earnings per share, net income for the six months ended July 31, 1997 was reduced by a constructive dividend of $109,937, which resulted from the exchange of all 5,600 outstanding shares of Preferred Stock for 186,667 shares of Common Stock and non-transferable warrants, expiring in 2000, to purchase 310,710 shares of Common Stock at an exercise price of $3.00 per share.

Fiscal 1997 Compared to Fiscal 1996

Service Revenues

         Increased retailer participation in the Advance Pay Program, the acquisition of Magazine Marketing, Inc. and Readers Choice, Inc., and the implementation of PIN during the third quarter of fiscal year 1997, contributed to an increase in revenue from claims submission services of approximately $468,000. However, space design revenue decreased from $1,243,000 in 1996 to $636,000 in 1997 causing an overall decrease in Service Revenues of $139,000. Currently, the Company is negotiating flat fee arrangements; however, historically, space design revenues have been recognized as front end display manufacturers ship the displays to the retailers, the timing of which is not within the Company's control. Based on management's understanding of the anticipated shipment dates for proposed and planned programs expected to occur during the next year, space design revenue should exceed both 1996 and 1997 levels.

Merchandise Revenues

         As a result of its relationships with the leading retailers in the United States, The Company has had opportunities from time to time to purchase merchandise, such as gift and greeting cards, caps and other leisure time products for resale to its retailer clients. However, management has decided to de-emphasize this portion of its business in order to dedicate more resources to its core services. Thus, Merchandise Revenues decreased $684,000 from $926,000 in 1996 to $242,000 in 1997.

Cost of Merchandise Sold

         The Cost of Merchandise Sold decreased primarily as a result of de-emphasizing this portion of the business as noted above. Comparing the gross profit percentage associated with Merchandise Revenues to the prior year is not considered meaningful by management because a wide variety of items with varying profit margins have been purchased and resold.

Cost of Service Revenues and Selling, General and Administrative Expense ("Total Costs")

         Total Costs increased approximately $1,100,000 resulting from a $1,002,798 increase in Cost of Service Revenues and a $104,531 increase in Selling, General and Administrative Expense. Wages accounted for $840,000 of the increase. New hires, including personnel formerly employed by Magazine Marketing, Inc., comprised approximately $579,000 of this increase, while the balance of the increase was the result of wage increases and bonuses. Insurance costs increased approximately $152,000 resulting from the addition of directors and officers insurance, additional life insurance policies and an increase in the package policy due to the Company's expansion into other states and Canada. Rent, telephone and utilities have increased $100,000 as a direct result of expanding the square footage rented in North Carolina and adding regional offices in Canada, Arizona and California (which was subsequently closed as a result of de-emphasizing the merchandising portion of the business). Computer hardware and software acquisitions combined with equipment and furniture acquisitions related to the additional regional offices contributed to a $48,000 increase in depreciation expense. Lastly, bad debt expense increased approximately $40,000. Such increases were mitigated by decreases in contract labor and data entry costs. During 1997, permanent hires reduced the need to utilize temporary employees as frequently as in 1996, and an increase in the number of wholesalers supplying sales data on tape contributed to a decrease in data entry costs.

Other Expense

         Interest Expense increased $191,000 due to increased borrowings necessary to fund the Advance Pay Program. Registration expenses decreased by $213,000 in 1997 following the one time expense incurred in 1996 to register the Company's Common Stock under the Exchange Act.

Income Tax (Benefit) Expense

         The effective income tax rate decreased to 38.5% for 1997 from a pro forma effective rate of 47.5% for 1996. This decrease was a result of a decrease in expenses not deductible for income tax purposes as a percentage of income
(loss) before income taxes. Such non-deductible expenses include meals and entertainment, officers' life insurance premiums and goodwill amortization.

Seasonality

         To date, the Company's results of operation have not been subject to seasonal variation and management does not expect such seasonal variation to occur in the future.

Earnings Per Share

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128). The new standard simplifies the standards for computing earnings per share and requires presentation of two new amounts, basic and diluted earnings per share. The Company will be required to retroactively adopt this standard when it reports its operating results for the fiscal quarter and year ending January 31, 1998. When the Company adopts SFAS No. 128, it expects no changes in its previously reported Primary and Fully Diluted earnings per share. In addition, SFAS No. 128 is expected to have no effect on earnings per share for the six months ended July 31, 1997 and 1996 if it had been adopted.

Liquidity and Capital Resources

         The Company's primary cash requirements are for funding the Advance Pay Program and selling, general and administrative expenses (particularly salaries, travel and entertainment) incurred in connection with the solicitation of new clients and the maintenance of existing accounts. Historically, the Company has financed its business activities through borrowings under available lines of credit, cash flow from operations and through the issuance of equity securities.

         Net cash used by operating activities increased from $3,051,000 during the six months ended July 31, 1996 to $3,542,000 during the six months ended July 31, 1997. During the six months ended July 31, 1997, $2,787,000 was used to cover checks drawn against future deposits at January 31, 1997, net cash used for the Advance Pay Program was approximately $339,000 and cash paid for interest was $359,000.

         The average collection period for the six months ended July 31, 1997 was 137 days compared to 148 days for the six months ended July 31, 1996. The collection periods were calculated as follows: 365 days/(Revenues/Average Accounts Receivable), where accounts receivable includes all trade accounts receivable, but only the commission portion of amounts due from publishers in association with the Advance Pay Program.

         The Company is primarily engaged in the business of providing services to its retailer clients; therefore, its capital expenditure requirements are minimal. At July 31, 1997, the Company had no outstanding material commitments for capital expenditures.

         The Company has a credit agreement that provides for a revolving loan of up to $12,500,000 with Wachovia Bank of North Carolina, N.A. ("Wachovia Bank"). Wachovia Bank has the right to terminate the agreement upon not less than thirteen months prior written notice. Borrowings bear interest at a rate related to the monthly LIBOR index rate plus a percentage ranging from 2.5% to 3.5% depending upon the ratio of funded debt to earnings before interest, taxes, depreciation and amortization. Borrowings are secured by personal guarantees of Messrs. S. Leslie Flegel and William H. Lee and their spouses and by a security interest in substantially all the Company's assets including receivables, inventory, equipment, goods and fixtures, software, contract rights, notes, and general intangibles. Under the Credit Agreement, the Company is required to maintain certain financial ratios. Although the Company was not in compliance at January 31, 1997, with the requisite ratio of Earnings Before Interest, Lease Obligations and Taxes to Interest Expense and Lease Obligations ("EBILT/IELO") or the requisite ratio of Funded Debt to Total Capitalization ("Debt/Cap"), it received a written temporary waiver of such ratios from Wachovia Bank. Subsequently, the Credit Agreement was amended to provide the Company with greater flexibility with respect to the maintenance of certain financial ratios including the EBILT/IELO and Debt/Cap ratios. At July 31, 1997, the Company was in compliance with all financial ratios imposed by the Credit Agreement, as amended. During fiscal 1999 certain of such financial ratios become more stringent; however, the Company expects to remain in compliance with all financial ratios through October 31, 1998. Although the Company believes it is unlikely, Wachovia Bank may decide to enforce any or all of its remedies, including declaring the loan immediately due and payable, if the financial ratios are not maintained. Such action would have a material adverse effect on the financial condition of the Company and would require the Company to curtail the Advance Pay Program.

         At July 31, 1997, the Company's total long-term debt obligations were $13,174,000. Of such amount, $2,150,000 was incurred by the Company in connection with its acquisition of all the stock of Mike Kessler and Associates, Inc. ("MKA"). Such indebtedness which is due January 5, 1998 with interest at 6.25%, is expected to be financed by operations and an additional term loan from Wachovia Bank. To the extent that such additional term loan is unavailable, the Company intends to repay such obligation from its existing credit facility thereby reducing the funds available for the Advance Pay Program. Wachovia Bank issued a standby letter of credit for $2,231,912 for the benefit of the former owner of MKA covering the period from May 30, 1997 through January 31, 1998. The seller operated MKA as a business engaged in the collection of retail display allowances for retail store chains. The Company has continued the operation of such business and has continued servicing MKA's customer base. The Company anticipates that the funds necessary to satisfy its other debt obligations will be derived from cash provided by operations and/or additional bank borrowings.

         In July 1997, the holders of the Company's 1996 Series 7% Convertible Preferred Stock exchanged all 5,600 outstanding shares for 186,667 shares of Common Stock at an effective exchange price of $3.00 per share and non-transferable warrants, expiring in 2000, to purchase 310,710 shares of Common Stock at an exercise price of $3.00 per share. Such exchange resulted in a constructive dividend of $109,937 which was reported in the fiscal quarter ending July 31, 1997.

         In September 1997, the Company issued to Aron Katzman, Harry L. Franc III and Timothy A. Braswell, each a director of the Company, non-transferable warrants, expiring in 2000, to purchase an aggregate of 89,289 shares of Common Stock at an exercise price of $3.00 per share. Although the effect of this transaction will be reported in the third quarter, the Company expects that such warrants will be deemed to have an aggregate value ranging from $30,000 to $50,000.

         Without additional financings, the Company will not be able to expand its operations, particularly its Advance Pay Program, in accordance with the Company's current plan. If the proceeds of this offering together with the Company's currently available funds and internally generated cash flows are not sufficient to satisfy its financing needs, the Company likely will seek additional funding through increased bank borrowings and/or the public or private sale of debt or equity securities. There can be no assurance that additional funds will be available on a timely basis, on acceptable terms or at all, or that such funds, if raised, would be sufficient to permit the Company to continue its expansion as planned. If the proceeds of this offering and funding through additional public or private sale of debt or equity securities are inadequate, and borrowings under the existing credit facility or a comparable replacement thereof are not available, the Company may be required to curtail the Advance Pay Program.

                                    BUSINESS

Overview

         For more than 20 years, The Source Information Management Company (the "Company") and its predecessors have provided information gathering, consulting and other information based services to operators of mass merchandise, grocery, convenience and pharmacy stores located throughout the United States and eastern Canada. Currently, the Company provides monitoring and documentation services to approximately 710 retailers, such as Wal-Mart Stores, Inc., Kmart Corporation, Target Stores, Inc., Food Lion, Inc., and W.H. Smith, Inc., in connection with processing and collection of incentive payments from magazine publishers on single copy sales of approximately 6,000 magazine titles offered in approximately 70,000 stores. As an extension of this service, the Company established its Advance Pay Program, under which the Company advances an agreed upon percentage of the incentive payments due to the retailer from magazine publishers. It then directly collects from the publishers the claims due to the retailer. In fiscal 1996 and 1997, the Company advanced approximately $1,783,000 and $16,743,000 under the Advance Pay Program, respectively. In October, 1996, the Company expanded its services and potential client base with the introduction of the Periodical Information Network ("PIN"), an information service in which the Company provides subscribing magazine publishers with industry-wide, single copy magazine sales information in a user friendly format. Based on conversations with representatives of magazine publishers, the Company believes that publishers and advertisers perceive that PIN provides a valuable basis on which to formulate marketing, distribution, advertising and other policies.

Formation of the Company

         The  Company  was  organized  in  1995  by  the  consolidation  of  two
significant   providers  of  services  to  retailers  of  magazines   and  other
periodicals. Since its organization the Company has expanded through the acquisition of businesses and technologies that address additional services or products, market segments or geographic regions in which the Company is not currently active and which would allow the Company to expand the services offered to its clients, or its ability to support existing or planned services. In 1995, the Company acquired the business of Dixon's Modern Marketing Concepts, Inc. and Tri-State Stores, Inc., both of Chicago Heights, Illinois. In 1996, the Company again expanded its presence in the upper Midwest by acquiring the businesses of Magazine Marketing, Inc. of Canton, Ohio and Readers Choice, Inc., a subsidiary of United Magazine Company located in Columbus, Ohio. In May 1997, the Company acquired the business of Mike Kessler and Associates, Inc. of Fair Lawn, New Jersey.

The Magazine Industry

         Based on its knowledge of the industry and discussions with magazine publishers and retailers, management of the Company believes that magazine publishers are placing an increasing degree of importance on revenues derived from single copy newsstand sales and that the emphasis placed on single copy sales by publishers will continue to increase as: (i) mailing costs continue to rise with respect to subscription distribution; and (ii) magazine advertisers continue to value the increased target market accuracy achieved through single copy sales.

         The distribution of the approximately 6,000 magazine titles currently published for single copy sales on a national basis is dominated by six national distributors, which distribute to over 200 local independent distributors, which in turn supply copies to magazine retailers. Although the nature of the businesses in which magazine retailers are engaged is wide ranging, the largest volumes of single copy sales historically are achieved by grocery retailers and mass merchandise stores. The primary function of the retailer is the display of available titles in two store locations, at a dedicated section called a "mainline display" and at displays located within the merchandise checkout area. Because magazines are frequently purchased on impulse, publishers increasingly compete for display spaces, referred to as "pockets," at the checkout.

         National distributors receive a brokerage fee based on sales and distribution to local independent distributors. Local independent distributors purchase copies at a discount to the suggested retail price and resell to retailers, also at a discount to the suggested retail price. All unsold copies are returnable by the retailer for full credit to all parties in the distribution chain, such that payments are made only with respect to copies actually sold. All accounting for copies is done by the local independent distributors which invoice for distributed copies, credit retailers for returns and credit national distributors for sales through a computer-assisted single entry information system.

         To provide further incentives to retailers to prominently display their respective titles, publishers typically enter into Retail Display Allowance ("RDA") programs under which the retailer is entitled to receive, on a quarterly basis, a cash rebate directly from the publisher equal to a percentage of the retailer's actual net sales of the publisher's titles upon submission of a properly documented claim. Conversely, certain publishers of high volume magazines rent "pocket" space from retailers for the display and sale of specific titles. Such rent, referred to as "pocket payments" (or "RDP" payments), is a fixed amount per pocket, per store based on the verified location and other criteria of the pocket, and is paid quarterly. The national distributors administer a majority of RDA and RDP programs on behalf of the publishers.

         Publishers have also implemented programs to encourage retailers to upgrade their checkout and mainline display fixtures by making one-time incentive payments, based on the pockets allocated to their respective titles. Similar to RDA and RDP, such payments are made only upon submission of a properly documented claim.

Client Services

         The Company is dedicated to providing full information services to its clients. Such services include the following:

         Claim Submission. Through its software system, the Company offers to assist retailers in accurately monitoring, documenting, claiming and collecting publisher incentive payments. The claim submission process begins at the end of each calendar quarter when the Company obtains information from the local independent distributors detailing the titles and number of copies actually sold by the client retailer. Based on this information, the Company prepares publisher supplied claim forms and submits the documented claim to the appropriate national distributor, which acts as payment agent for the publisher. After verification of the claim, the national distributor remits payment to the order of the retailer in care of the Company, which records the payment and forwards it to the retailer. The Company charges the retailer a negotiated percentage of the cash collected.

         As an extension of its claim submission service, the Company has established an Advance Pay Program. Under the provisions of the written agreement signed by each participating retailer, the Company acquires the right to collect the incentive payments otherwise due the retailer directly from magazine publishers with respect to the sale and display of magazines. In return, the Company pays to the retailer a negotiated fixed percentage of the total incentive payments otherwise due the retailer with respect to each calendar quarter generally not later than ninety days after the end of each such quarter. The funds necessary to make such payments are derived from cash flow from operations and borrowings under the Company's existing $12,500,000 credit facility. Typically, the agreement provides for a minimum term of one year and thereafter is terminable by either party on not less than ninety days notice. This service relieves the retailer from the burdensome administrative task of processing multitudes of small publisher checks. Service fees earned under the Advance Pay Program generally exceed those charged under the traditional method; however the Company generally assumes the risk of uncollectibility of the incentive payments. Based on historical experience, the Company maintains a reserve for doubtful accounts equal to approximately 2% of outstanding accounts receivable. The Company believes such reserve will be adequate.

         Space Design. Through its Display Group, the Company offers to assist retailers in the placement of displays and the selection of titles to optimize available display space, and thereby to maximize sales and incentive payment revenues. Based on its knowledge of local consumer preferences and the terms and conditions of publisher incentive payment programs, the Company analyzes the retailer's store layout, customer traffic patterns and available display alternatives. Thereafter, the Company consults with its retailer client to develop an appropriate display program.

         Generally, retailers undertake a comprehensive redesign of the checkout display space on three-year cycles. As a result of its marketing experience, the Company is frequently engaged to provide services with respect to the entire redesign process including, fixture design and assisting the retailer in product selection, plan-o-gramming and vendor negotiations. The Company provides additional services to retailers including vendor billing and collection, fixture prototype reviews and supervision of fixture installation in the stores. In June 1997, K-Mart Corporation contracted with the Company to provide such services with respect to the reconfiguration of display fixtures in the checkout area of its stores. The new merchandising units which display magazines, confections and selected general merchandise illustrate the applicability of the Company's existing services beyond magazines to other high volume consumer products.

         Periodical Information Network. The Company's large and sophisticated database of magazine industry information has resulted in it becoming a magazine information center which management believes is used by many companies in the magazine industry to formulate their publishing and distribution strategies. PIN is a comprehensive system designed to use current computer technologies, including CD-ROM, to effectively manage all elements of the Company's database including information packaging and efficient inbound, outbound access. The network provides access to periodically updated historical information concerning the titles and quantity of each title sold by retailers for analysis purposes. Several leading publishers have subscribed to PIN. The PIN subscription agreement provides that the Company will furnish each subscriber with a historical database of sales information and quarterly updates capable of generating three general types of reports: total sales, sales by class of trade, and sales by retailer. Each report ranks titles in order of sales volume, and provides other sales related information, including sales efficiencies, category contributions and total sales ranking. For such database, subscribers pay service fees equal to a one-time enrollment fee and quarterly update fees. PIN subscriptions have a term of one year, which is automatically renewed for successive one-year terms unless either party terminates by notice to the other not later than ninety days before commencement of the next renewal term.

         Marketing and Promotional Program. As part of its full-service philosophy, the Company offers its clients advice and suggestions concerning specialized marketing and promotional programs which may include, for example, special mainline and checkout displays and cross-promotions of magazines and products of interest to readers of such magazines. Such services are offered to enhance single copy magazine sales by the Company's clients, and thereby increase service revenues due the Company in connection with the submission of incentive payment claims; accordingly, no separate charge is made for these services.

         Administrative Support. The Company assists retailers to more efficiently conduct their magazine sales operations through computerized inventory control, automated pricing updates and management reporting. During the fourth quarter of fiscal 1998, the Company intends to introduce a new administrative support service enabling publishers and retailers to efficiently verify and correct price changes and other information contained in the magazine's uniform product code ("UPC").

Growth Opportunities

         Expansion of Services to New Product Categories. The Company's information services have been designed to efficiently and accurately accumulate and manage sales data with respect to sales of low cost, high volume consumer products. While the Company's services, including PIN and the Advance Pay Program, were developed for use in the magazine industry, the Company has been engaged to provide its services in connection with integrated magazine and confections displays and expects to offer its services for use in connection with other consumer products, such as soft drinks and batteries.

         Development of New and Enhanced Products and Services. The Company was founded and believes that its future success will be dependent upon its ability to anticipate the informational needs of existing and potential clients and to develop and introduce, in a timely manner, new products and services which address such needs. A portion of the proceeds of this offering are expected to be used to continue the Company's development of new and enhanced products and services. The Company encourages creativity and originality in its sales personnel and believes that one of the keys to the growth of the Company has been the willingness of senior management to implement product and service solutions suggested by the Company's personnel to address the needs of customers with whom they interact. In addition, Messrs. Flegel and Lee, as well as various members of the Company's senior management and sales staff, periodically meet with consumers to discuss industry trends and informational requirements. After identifying an unsatisfied consumer need, members of the Company's senior management and sales team meet to design new or enhanced products and services addressing such consumer need. Thereafter, a team is appointed to develop such products and services for introduction to the market.

Customers/Clients

         The Company provides services to approximately 710 operators of mass merchandise, grocery, convenience and pharmacy stores located throughout the United States and eastern Canada. Such retailers include Wal-Mart Stores, Inc., Kmart Corporation, Target Stores, Inc., Food Lion, Inc. and W.H. Smith, Inc. In addition, the Company provides market data to publishers, including Time Distribution Services, ICD/The Hearst Corp. and Globe Marketing Services. All of the Company's services are rendered pursuant to short term contracts and, accordingly, the Company's clients are under no long term contractual obligation to continue to employ the Company's services.

Marketing and Sales

         The Company markets its services through its own direct sales force. The Company's sales group consists of seven regional managers and three divisional vice presidents. Each manager is assigned to a specific geographic territory and is responsible for the preparation of quotations, program presentations and the general development of sales, as well as maintenance of existing accounts, within his or her assigned territory.

Competition

         Competition among providers of many of the Company's products and services, particularly the processing of incentive payment claims, is highly competitive. While such competition is fragmented, the Company recognizes approximately 32 direct competitors, all of which are closely held private companies. The Company believes that, in virtually all cases, it is the sole provider of magazine incentive payment claim services to its clients and the Company's clients do not perform such services on their own behalf. Based on its review of the industry and informal discussions with magazine publishers and retailers, the Company believes that none of its direct competitors have greater financial, technological, marketing and sales resources than the Company. However, it is possible that certain services offered by the Company could be performed directly by its retail customers or otherwise offered or performed in the future by publishers, distributors or other organizations, such as Nielsen, IRI and Audit Bureau of Circulation. Many of such organizations have greater financial, technological, marketing and sales resources than the Company. Additionally, competitors may develop new or different service programs which are perceived by customers to be of similar or superior quality at the same or lower prices than the Company's services.

         Management further believes that the principal competitive factors in the retail information industry include information access, technological support, accuracy, system flexibility, financial stability, customer service and reputation. The Company believes it competes effectively with respect to each of the above factors.

Properties

         The Company conducts its operations from 11 office facilities, located in St. Louis, Missouri; New York, New York; Chicago Heights, Illinois; Schaumburg, Illinois; Oklahoma City, Oklahoma; San Antonio, Texas; Cranberry Township, Pennsylvania; Canton, Ohio; Fair Lawn, New Jersey; Woodstock, Georgia; and Mississauga, Ontario, Canada. These facilities contain an aggregate of approximately 19,000 square feet of space. Each of the facilities is occupied by the Company under leases containing terms and conditions believed to be comparable to those prevailing in the market in which the facility is located. The Company believes that each of such facilities may be relocated without material expense or delay, and that suitable alternative office facilities are available in each market on comparable terms, if required.

         In addition, the Company's data processing center, located in High Point, North Carolina, contains approximately 13,900 square feet and is occupied under a written lease with 711 Gallimore Partnership, a North Carolina general partnership ("711 Partnership"), expiring in 2012. Such lease provides for the payment of monthly rent of approximately $14,000, subject to adjustment for taxes, insurance and utilities. See "MANAGEMENT-Certain Relationships and Related Transactions."

Management Information Systems

         The Company uses a customized software system to accumulate and manage sales data in connection with its processing of claims and maintenance of the PIN database under a license from a third party which has been retained by the Company to service and upgrade the Company's software system. This sophisticated software system is of a type used by several companies engaged in the collection of sales incentive payments in the magazine industry. Although the Company uses several service marks in connection with its business, it believes that its business is not dependent on the strength of its service marks or any of its intellectual property rights.

Legal Proceedings

         The Company is not a party to any legal proceedings, other than routine claims and lawsuits arising in the ordinary course of business. The Company does not believe that such claims and lawsuits, individually or in the aggregate, will have a material adverse effect on the Company's business.

Employees

         As of August 31, 1997, the Company employed 125 persons, of whom 108 were employed on a full-time basis and 17 were employed on a part-time basis. Of such persons, 31 are engaged in administrative activities and two devote at least a portion of their efforts to research and development activities. The Company's employees are not subject to a collective bargaining agreement. The Company considers its relations with its team members to be good.

                                   MANAGEMENT

         The following table sets forth certain information concerning the directors and executive officers of the Company:

Name                                Age     Position

S. Leslie Flegel                    60      Director, Chairman and Chief
                                            Executive Officer

William H. Lee                      46      Director, President and Chief
                                            Operating Officer

John P. Watkins                     42      Chief Administrative Officer and
                                            President-Retail Services

Dwight L. DeGolia                   52      Executive Vice President

Robert B. Dixon                     46      Executive Vice President and
                                            President-Periodical Information
                                            Management

W. Brian Rodgers                    32      Assistant Secretary and Chief
                                            Financial Officer

Jason S. Flegel                     32      Sr. Vice President of RDA Operations

Stephen E. Borjes                   48      President-Display Group

Timothy A. Braswell                 68      Director

Harry L. "Terry" Franc, III         61      Director

Aron Katzman                        59      Director

Randall S. Minix                    47      Director


         Each of the Executive Officers is a full-time employee of the Company. Non-employee directors of the Company devote such time to the affairs of the Company as is necessary and appropriate. Set forth below are descriptions of the backgrounds of the Executive Officers and Directors of the Company:

         S. Leslie Flegel has been a director, Chairman and Chief Executive Officer of the Company since its inception in March 1995. For more than 14 years prior thereto, Mr. Flegel was the principal owner and chief executive officer of Display Information Systems Company ("DISC"), a predecessor of the Company.

         William H. Lee has been a director, President and Chief Operating Officer of the Company since its inception in March 1995. For approximately 14 years prior thereto, Mr. Lee was the principal owner and chief executive officer of Periodical Marketing and Management, Inc. ("PMM"), a predecessor of the Company.

         John P. Watkins has served as Chief Administrative Officer and President-Retail Services since February 1, 1996. For more than 16 years prior thereto, Mr. Watkins served in several senior management positions with Food Lion, Inc., a seven billion dollar retail grocery chain. From September 1992 to July 1995, Mr. Watkins served as Senior Vice President and Chief Operating Officer and as a member of the Board of Directors of Food Lion, Inc.

         Dwight L. DeGolia has served as Executive Vice President of the Company since its commencement of operations in May 1995. For more than seven years prior thereto, Mr. DeGolia served as Executive Vice President of Sales and Marketing for DISC. From 1986 to 1993, Mr. DeGolia also served as a director of Advanced Marketing Services, a leading supplier of books to wholesale clubs.

         Robert B. Dixon became Executive Vice President and President - Periodical Information Management in June 1995. For more than 13 years prior thereto, Mr. Dixon served as President and was the principal shareholder of Dixon's Modern Marketing Concepts, Inc. and related entities.

         W. Brian Rodgers has served as Assistant Secretary of the Company and Chief Financial Officer since October 1996. Prior to joining the Company, Mr. Rodgers practiced for seven years as a Certified Public Accountant with BDO Seidman, L.L.P.

         Jason S. Flegel has served as Senior Vice President of RDA Operations since June 1996. Prior thereto, and since the Company's inception in March 1995, Mr. Flegel served as Vice President - Western Region. Mr. Flegel was an owner and the Chief Financial Officer of DISC. Jason S. Flegel is the son of S. Leslie Flegel.

         Stephen E. Borjes has served as President of the Display Group since September 1, 1997. For more than 20 years, Mr. Borjes held several positions with Dixie News Co. ("Dixie News") and the News Group, which purchased Dixie News in 1994. His latest position at News Group was Vice President of operations for the distribution centers in Charlotte and Winston-Salem, North Carolina, and Johnston City, Tennessee.

         Timothy A. Braswell has been a director of the Company since it commenced operations in May 1995. He established Braswell Investment Company, a consultant and broker of wholesale magazine businesses in 1994 and is its owner. For more than five years prior thereto, Mr. Braswell was the principal owner and chief executive officer of City News Co. and Dixie News Co., each of which is a wholesale periodical company.

         Harry L. "Terry" Franc, III, has been a director of the Company since it commenced operations in May 1995. Mr. Franc is one of the founders of Bridge Information Systems, Inc., a St. Louis, Missouri-based provider of information services to the securities industry ("BIS") and of BIS's subsidiary, Bridge Trading Company, a registered broker-dealer and member of the New York Stock Exchange ("BTC"). For more than 20 years, Mr. Franc has served as a director and an Executive Vice President of BIS and an Executive Vice President of BTC.

         Aron Katzman has served as a director of the Company since it commenced operations in May 1995. Mr. Katzman is the President of New Legends, Inc., one of St. Louis' leading country club/residential communities. For more than five years prior to May 1994, when it was sold, Mr. Katzman served as the Chairman and Chief Executive Officer of Roman Company, a manufacturer and distributor of fashion custom jewelry. Mr. Katzman is a member of the board of directors of Phonetel Technologies, an American Stock Exchange listed company.

         Randall S. Minix has served as a director of the Company since it commenced operations in May 1995. For more than five years, Mr. Minix has been the managing partner of Minix, Morgan & Company, L.L.P., an independent accounting firm headquartered in Greensboro, North Carolina.

         The Board of Directors of the Company consists of six members, each of whom serve in such capacity for a three year term or until a successor has been elected and qualified, subject to earlier resignation, removal or death. The number of directors comprising the Board of Directors may be increased or decreased by resolution adopted by the affirmative vote of a majority of the Board of Directors. The Company's Articles of Incorporation and Bylaws provide for three classes of directorships serving staggered three year terms such that one-third of the directors are elected at each annual meeting of shareholders. The term of office of Messrs. Flegel and Lee will continue until the 1998 annual meeting of shareholders, the terms of Messrs. Katzman and Minix will continue until the 1999 annual meeting of shareholders and the terms of Messrs. Braswell and Franc will continue until the 2000 annual meeting of shareholders.

         The Board of Directors of the Company has established an Audit Committee, a Compensation Committee, a Finance Committee and an Acquisition Committee. The Audit Committee is comprised of two non-employee directors, presently Messrs. Minix and Katzman, and has the responsibility of recommending the firm that will serve as the Company's independent auditors, reviewing the scope and results of the audit and services provided by the Company's independent accountants, and meeting with the financial staff of the Company to review accounting procedures and policies. The Compensation Committee is comprised of three non-employee directors, presently Messrs. Katzman, Braswell and Franc, and has been given the responsibility of reviewing the financial records of the Company to determine overall compensation and benefits for executive officers of the Company and to establish and administer the policies which govern employee salaries and benefit plans. The Finance Committee is to be comprised of two directors. Presently, Mr. Franc serves as one member and the other position is vacant. The Finance Committee has been given the responsibility of monitoring the Company's capital structure, reviewing available alternatives to satisfy the Company's liquidity and capital requirements and recommending the firm or firms which will provide investment banking and financial advisory services to the Company. The Company's Acquisition Committee is comprised of three directors, presently Messrs. Franc, Braswell and Katzman, and has been given the responsibility of monitoring the Company's search for attractive acquisition opportunities, consulting with members of management to review plans and strategies for the achievement of the Company's external growth objectives and recommending the firm or firms that will serve as advisors to the Company in connection with the evaluation of potential business combinations.

Executive Compensation

         The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the named executive officers for all services rendered in all capacities to the Company and its predecessors.

                           SUMMARY COMPENSATION TABLE

                                                                Annual Compensation
Name of Principal                                                                               Other Annual       All Other
   Position                                 Year              Salary            Bonus         Compensation(a)    Compensation
   --------                                 ----              ------            -----         ---------------    ------------

S. Leslie Flegel                            1997            $227,500            $78,856            $30,624        $97,542(b)
 Chairman and Chief Executive               1996             200,000             26,543             30,995              -
 Officer                                    1995             171,875                  -             22,425              -

William H. Lee                              1997            $224,830            $30,000            $13,944              -
 President and Chief Operating              1996             192,646                  -             19,006              -
 Officer                                    1995             145,000             60,000             25,937              -

Dwight L. DeGolia                           1997            $140,000                  -            $11,223         $4,773(b)
 Executive Vice President                   1996             134,884                  -             16,739              -
                                            1995              97,358                  -              9,790              -

John P. Watkins                             1997            $150,000                  -            $11,891              -
  Chief Administrative Officer and          1996                   -                  -                  -              -
  President-Retail Services                 1995                   -                  -                  -              -

Robert B. Dixon                             1997            $150,000                  -            $13,907              -
 Executive Vice President and               1996             114,000           $ 50,000              5,458              -
 President-Periodical Information           1995              36,000            128,500             26,982              -
 Management


(a) Reflects personal benefits derived by Messrs. Flegel, Lee, DeGolia, Watkins and Dixon primarily in connection with personal use of Company automobiles, country club membership dues and life insurance premiums. In fiscal 1997 the estimated incremental cost to the Company of the use by Messrs. Flegel, Lee, DeGolia, Watkins and Dixon of Company automobiles was $10,339, $8,650, $6,090, $7,800 and $8,597, respectively. In fiscal 1996, such cost was $11,444, $6,234, $6,360, $-0- and $3,158, respectively. In fiscal 1995, such cost was $10,417, $8,753, $5,728, $-0- and $-0-, respectively.

         In fiscal 1997, the estimated incremental cost to the Company of the membership dues paid on behalf of Messrs. Flegel, Lee, DeGolia, Watkins and Dixon was $11,192, $2,239, $5,133, $3,330 and $5,310, respectively.
         In fiscal 1996, such cost was $11,503, $4,738, $4,751, $-0- and $2,300,
         respectively.   In  fiscal  1995,  such  cost  was  $8,212,     $4,751,
         $4,356,     $-0-, and $2,300, respectively.


                                       31

         In fiscal 1997, the estimated incremental cost to the Company of life insurance premiums paid on behalf of Messrs. Flegel, Lee, DeGolia, Watkins and Dixon was $9,093, $3,056, $-0-, $761 and $-0-,
         respectively. In fiscal 1996, such cost was $8,048, $8,033, $5,628, $-0-, and $-0-, respectively. No life insurance premiums were paid on behalf of the officers in fiscal 1995.

(b) Represents compensation awarded by the Company and used to repay certain indebtedness of the named executive officer to a predecessor of the Company incurred in connection with subchapter S earnings of such predecessor. If the Over-Allotment Option is exercised, the first 82,000 shares sold as a result thereof will be sold by Mr. Flegel and the proceeds used to retire the principal balance and accrued interest of Mr. Flegel's indebtedness to the Company which is in the amount of approximately $245,000. Accordingly, the Company expects that compensation of similar type will not be paid in the future to Mr.
         Flegel.    See    "MANAGEMENT-Certain    Relationships    and   Related
         Transactions."

Director Compensation

         With the exception of Mr. Minix, who is paid in cash, under the Company's present policy, each director of the Company who is not also an employee of the Company receives $1,000 payable in shares of Common Stock, for each meeting of the Board of Directors attended. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board of Directors and its committees.

Employment Agreements with Named Executive Officers.

         Pursuant to an agreement effective February 1, 1996, John P. Watkins is to be employed by the Company for a minimum period of two years as President of the Retail Services Group and Chief Administrative Officer. As compensation for services rendered to the Company, the agreement provides for Mr. Watkins to receive an annual base salary of $150,000. In addition, Mr. Watkins is eligible to receive a pay performance bonus of up to 50% of his base salary in an amount which is determined by reference to specified criteria including total revenue, net income and stock performance. Mr. Watkins has agreed to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in activities competitive to the Company during the term of his employment and for two years thereafter.

         Under the terms of a written agreement with the Company, Dwight L. DeGolia has agreed to refrain from disclosing information confidential to the Company or engaging directly or indirectly, in any activity which is competitive with the business of the Company during the term of his employment and for two years thereafter.

         The Company is required as a condition to consummation of this offering to enter into employment agreements with S. Leslie Flegel, William H. Lee and W. Brian Rodgers effective as of the date of this Prospectus. Under the agreements, which expire January 31, 1999, (subject to renewal), Mr. Flegel will serve as the Chairman of the Board and Chief Executive Officer of the Company in exchange for annual base compensation of $255,000, Mr. Lee will serve as President and Chief Operating Officer of the Company in exchange for annual base compensation of $240,573, and W. Brian Rodgers will serve as Chief Financial Officer of the Company in exchange for annual base compensation of $100,000, subject to annual adjustment by the Compensation Committee of the Board of Directors (the "Base Compensation"). In the event the employment of any such person with the Company is terminated for reasons other than for cause, permanent disability or death or there occurs a significant reduction in the position, duties or responsibilities thereof (a "Termination") within two years following a "Change of Control" (as defined in the agreement and which does not include this offering), the discharged person will be entitled to an additional bonus of 300% of the Base Compensation payable in the fiscal year in which such Termination occurs. Such person also will agree to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in the rendition of services competitive with those offered by the Company during the term of his employment agreement and for two years thereafter, without the prior written consent of the Company.

         In addition, all employees, including named executive officers are eligible to receive a portion of a bonus pool funded by the Company in an amount equal to 8% of pretax income if such pretax income is equal to budgeted pretax income, plus 10% of any pretax income which exceeds budgeted pretax income but is less than or equal to 150% of budgeted pretax income, plus 12% of any pretax income which exceeds 150% of budgeted pretax income. The amount received by each participant is determined on a discretionary basis by Messrs. Flegel and Lee subject to the approval of the Board of Directors.

Certain Relationships and Related Transactions.

         From time to time, the Company and its predecessors have engaged in various transactions with its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning such transactions and relationships which have occurred during the past two fiscal years or which are presently proposed.

         Predecessor Transactions

         S. Leslie Flegel, Chairman and Chief Executive Officer of the Company and Dwight L. DeGolia, Executive Vice President of the Company, have from time to time received cash advances from DISC, a subchapter S predecessor of the Company with respect to distribution of the Subchapter S earnings of such corporation. The largest aggregate amount of such indebtedness outstanding at any time since February 1, 1996 was $270,675 and $22,093 and at July 31, 1997, such outstanding balances were $221,485 and $22,093, respectively. All such advances are evidenced by promissory notes in favor of the Company. Such notes bear interest at the rate of 7.34% per annum, and are payable in five equal annual installments.

         PMM, a predecessor of the Company incurred a debt to Timothy A. Braswell, a director of the Company, on March 1, 1991 in the amount of $300,000, which accrued interest at the rate of 10.00% per annum. The indebtedness matured on January 1, 1996 and was paid in full on the maturity date.

         On June 28, 1991, PMM entered into a written lease with 711 Partnership in which Mr. William H. Lee, President and Chief Operating Officer of the Company, is a partner, whereby 711 Partnership leases to the Company certain office space in High Point, North Carolina. The lease, as amended in January 1996, provides for annual rent of $168,072 and expires in 2012. In fiscal 1996 and fiscal 1997, the Company paid rent to 711 Partnership of $147,275 and $157,498, respectively.

         Under the terms of a written lease entered into prior to the Company's acquisition of Dixon's Modern Marketing Concepts, Inc., Robert B. Dixon, Executive Vice President and President-Periodical Information Management of the Company, provides the Company with office space in Chicago Heights, Illinois. The lease provides for annual rent of $36,000 and expired on December 31, 1996. In fiscal 1996 and 1997, the Company paid Mr. Dixon $36,000 and $36,000, respectively, in rent.

         Company Transactions

         Data-Pros, Inc. ("Data-Pros"), a corporation in which Mr. Lee is a shareholder, provided the Company with data processing services. In fiscal 1996 and 1997, the Company paid Data-Pros $306,751 and $274,893, respectively, for such services. On January 1, 1997, the Company purchased the assets of Data-Pros for $45,000.

         2532 Investments, Inc., a North Carolina corporation in which Mr. Lee is a shareholder, has occasionally provided the Company with the use of an airplane. In fiscal 1996 and 1997, the Company paid 2532 Investments $57,926 and $0, respectively in consideration for the use of the airplane. During the six months ended July 31, 1997, the Company paid 2532 Investments $5,200 in consideration for the use of the airplane.

         On March 11, 1996, the Company sold an aggregate of 20,000 shares of its Preferred Stock in transactions exempt from the registration requirements of the Securities Act, to Cameron Capital Ltd. ("Cameron"), and Timothy A. Braswell, Harry L. Franc III, and Aron Katzman, each a director of the Company. Cameron and Messrs. Braswell, Franc and Katzman purchased 15,000, 2,250, 500 and 2,250 shares, respectively. The Company received payment for the shares from each of the purchasers in the amount of $100 per share.

         In July 1997, the holders of the Company's 1996 Series 7% Convertible Preferred Stock exchanged all 5,600 outstanding shares for 186,667 shares of Common Stock at an effective exchange price of $3.00 per share and non-transferable warrants, expiring in 2000, to purchase 310,710 shares of Common Stock at an exercise price of $3.00 per share.

         In September 1997, the Company issued to Messrs. Katzman, Franc and Braswell, non-transferable warrants, expiring in 2000, to purchase an aggregate of 89,289 shares of Common Stock at an exercise price of $3.00 per share. The Company expects that such warrants will be deemed to have an aggregate value ranging from $30,000 to $50,000.

         James Looman, a shareholder and employee of the Company, provides the Company with office space in Canton, Ohio, under the terms of a written lease dated June 1, 1996. The lease provides for annual rent of $24,000. In fiscal 1997, the Company paid Mr. Looman $14,000 in rent.

         The terms of the foregoing transactions were not negotiated on an arms-length basis, but were ratified by a majority of the independent and disinterested outside directors who had access, at the Company's expense, to the Company's legal counsel. All future transactions between the Company and its officers, directors, principal shareholders and affiliates will be approved by a majority of the independent and disinterested outside directors, who have access, at the Company's expense, to the Company's legal counsel, and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties under similar circumstances.

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table sets forth certain information as of September 4, 1997, concerning the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) all directors, (iii) each executive officer named in the Summary Compensation Table contained in this Prospectus, and (iv) all directors and executive officers of the Company as a group. Each person named has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table:


                                                   Beneficial Ownership       Number of Shares      Beneficial Ownership
                                                     Prior to Offering        Being Offered(a)      After the Offering(a)
                                                     -----------------        ----------------      ---------------------
 Name and Address
of Beneficial Owner                                 Amount        Percent                             Amount      Percent
-------------------                                 ------        -------                             ------      -------
S. Leslie Flegel                                  1,443,471         24.0             82,000(b)      1,361,471        17.0
   11644 Lilburn Park Road
   St. Louis, Missouri 63146

William H. Lee                                  1,105,434(c)        18.4                 -          1,105,434(c)     13.8
   711 Gallimore Dairy Road
   High Point, North Carolina 27265

Cameron Capital Ltd.                              712,829(d)        11.3                 -            717,829(d)      8.9
   10 Cavendish Road
   Hamilton, HM 19, Bermuda

Timothy A. Braswell                               513,262(e)         8.5                 -            513,262(e)      6.4
   711 Gallimore Dairy Road
   High Point, North Carolina 27265

Robert B.    and Suzanne     Dixon                248,760          4.1           151,884(f)            96,876         1.2
   907 Park Drive
   Flossmoor, Illinois 60422

Aron Katzman                                      170,121(e)         2.8                 -            170,121(e)      2.1
   10 Layton Terrace
   St. Louis, Missouri 63124

Dwight L. DeGolia                                 152,099(g)         2.5                 -            152,099(g)      1.9
   11644 Lilburn Park Road
   St. Louis, Missouri 63146

Harry L. Franc, III                                42,167(h)           *                  -            42,167(h)        *
   19 Briarcliff
   St. Louis, Missouri 63124

James W. Looman                                   117,155(i)         1.9             66,116            51,039    (i)    *
   2454 Whipple Ave., N.W.
   Canton, OH  44708

John P. Watkins                                    27,521(j)           *                  -            27,521(j)        *
   711 Gallimore Dairy Road
   High Point, North Carolina  27265

Randall S. Minix                                      5,785           *                   -             5,785           *
   5502 White Blossom Drive
   Greensboro, North Carolina 27410

All directors and                                 3,859,231(k)     62.8             233,884         3,625,347(k)     44.5
executive officers
as a group (12 persons)

   *Less than 1%

                                       36

(a) These shares will be sold only upon exercise of the Over-Allotment Option. If the Over-Allotment Option is not exercised in full, the first 82,000 shares offered will be sold by Mr. Flegel and any additional shares subject to the Over-Allotment Option will be sold proportionately by the remaining Selling Shareholders.

(b) All of the proceeds from the sale of such shares will be used to retire the indebtedness of Mr. Flegel to the Company. Accordingly, the Company will indirectly receive the proceeds from the sale of these shares. Mr. Flegel is a director, the Chairman and Chief Executive Officer of the Company. See "MANAGEMENT."

(c) Includes exercisable options to acquire 9,818 shares of Common Stock at an exercise price of $2.42 per share.

(d) Includes exercisable warrants to acquire 300,000 shares of Common Stock at an exercise price of $3.00 per share.

(e) Includes exercisable warrants to acquire 40,180 shares of Common Stock at an exercise price of $3.00 per share.

(f) Mr. Dixon is the Executive Vice President and President - Periodical Information Management of the Company. See "MANAGEMENT." Includes shares held of record in revocable trusts for the benefit of Mr. and Mrs. Dixon, respectively.

(g) Includes exercisable options to acquire 2,182 shares of Common Stock at an exercise price of $2.42 per share.

(h) Includes exercisable warrants to acquire 8,930 shares of Common Stock at an exercise price of $3.00 per share.

(i) Includes exercisable options to acquire 33,057 shares and 1,454 shares of Common Stock at an exercise price of $5.30 per share and $2.42 per share, respectively. Until acquired by the Company in 1996, Mr. Looman was the sole shareholder and chief executive officer of Magazine Marketing, Inc. After such acquisition, Mr. Looman joined the Company as Vice-President.

(j) Includes exercisable options to acquire 24,793 shares and 2,727 shares of Common stock at an exercise price of $5.60 per share and $2.42 per share, respectively.

(k) Includes exercisable options not listed separately above to acquire 4,000 shares of Common stock at an exercise price of $2.42 per share.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

         The Company's Articles of Incorporation (the "Articles") provide for authorized capital of 18,528,925 shares, consisting of 16,528,925 shares of Common Stock, $0.01 par value per share and 2,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). At September 4, 1997, 6,014,263 shares of Common Stock were outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Articles.

Common Stock

         The holders of Common Stock are entitled to cast one vote for each share of record on all matters to be voted on by shareholders, including the election of directors. The Company's Articles (and Bylaws) provide for a classified Board of Directors with three classes serving staggered three year terms so that approximately one-third of the directors will be elected at each annual meeting. This provision could have the effect of delaying, deferring or preventing a change in control of the Company. Subject to payment or provision for full cumulative dividends in respect of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of the Common Stock are entitled to share ratably in all remaining assets available for distribution to them after the payment of liabilities and after provision has been made for each class of stock, including the Preferred Stock, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions generally applicable to the Common Stock. A holder of 91,938 shares of Common Stock has been granted an option to sell such shares to the Company at a purchase price of $4.84 per share subject to adjustment and a second holder (who is an officer of the Company) of 82,644 shares of Common Stock has also been granted a similar option to such shares at a purchase price of $1.21 per share.

Preferred Stock

         The Company is authorized to issue up to 2,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders of the Company. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock. For example, issuance of Preferred Stock could result in a series of securities outstanding that would have preferences over the Common Stock with respect to dividends and in liquidation and that could (upon conversion or otherwise) enjoy all of the rights appurtenant to the Common Stock.

         The authority possessed by the Board of Director to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy or consent solicitation or otherwise by making such attempt more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock without shareholder approval and with voting rights that could adversely affect the voting power of holders of Common Stock.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

         CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

         The Articles and Bylaws of the Company contain certain provisions regarding the rights and privileges of shareholders, some of which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of the Company, diminishing the opportunities for a shareholder to participate in tender offers, including tender offers at a price above the then current market value of the Common Stock or over a shareholder's cost basis in the Common Stock, and inhibiting fluctuations in the market price of the Common Stock that could result from takeover attempts. These provisions of the Articles and Bylaws are summarized below.

Size of Board, Election of Directors and Classified Board

         The Articles provide that the number of directors shall be fixed from time to time as provided in the Bylaws. The Bylaws provide for a minimum of three and a maximum of nine persons to serve on the Board. The number of directors may be increased or decreased by a resolution adopted by the affirmative vote of a majority of the Board. The Articles further provide that the Board may amend the Bylaws by action taken in accordance with such Bylaws, except to the extent that any matters under the Articles or applicable law are specifically reserved to the shareholders.

         The Bylaws provide that the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and one of each such classes shall be elected each year to serve for a three-year term.

Shareholder Nominations and Proposals

         The Company's Bylaws provide for advance notice requirements for shareholder nominations and proposals at annual meetings of the Company. Shareholders may nominate directors or submit other proposals only upon written notice to the Company not less than 120 days nor more than 150 days prior to the date of the notice to shareholders of the previous year's annual meeting. A shareholder's notice also must contain certain additional information, as specified in the Bylaws. The Board may reject any proposals that are not made in accordance with the procedures set forth in the Bylaws or that are not proper subjects of shareholder action in accordance with the provisions of applicable law.

Calling Shareholder Meetings; Action by Shareholders Without a Meeting

         Matters to be acted upon by the shareholders at special meetings are limited to those which are specified in the notice thereof. A special meeting of shareholders may be called by the Board of Directors, the Chairman or the President of the Company or at the request in writing of shareholders holding at least ten percent (10%) of the outstanding shares entitled to vote at such meeting. As required by Missouri law, the Bylaws provide that any action by written consent of shareholders in lieu of a meeting must be signed by the holders of all outstanding shares of Common Stock.

         The foregoing provisions contained in the Articles and Bylaws are designed in part to make it more difficult and time consuming to obtain majority control of the Board of Directors or otherwise to bring a matter before shareholders without the Board's consent, and therefore to reduce the vulnerability of the Company to an unsolicited takeover proposal. These provisions are designed to enable the Company to develop its business in a manner which will foster its long-term growth without the threat of a takeover not deemed by the Board to be in the best interests of the Company and its shareholders, and to reduce, to the extent practicable, the potential disruption entailed by such a threat. However, these provisions may have an adverse effect on the ability of shareholders to influence the governance of the Company and the possibility of shareholders receiving a premium above the market price for their securities from a potential acquirer who is unfriendly to management.

Indemnification of Directors and Officers

         Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) of
(2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder- approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involves an accounting for profits pursuant to Section 16(b) of the Exchange Act. Paragraph 9 of the Articles of Incorporation of the Company permits the Company to enter into agreements with its directors, officers, employees and agents to provide such indemnification as deemed appropriate. Paragraph 9 also provides that the Company may extend to its directors and executive officers such indemnification and additional indemnification.

         The Company has entered into an indemnification agreements with certain of its directors and officers. The form of indemnity agreement provides that each such person will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of his services as a director and officer of the Company or any other company or enterprise in which he is serving at the request of the Company, or as a guarantor of any debt of the Company. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

         The Company may procure and maintain a policy of insurance under which the directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, the Company will have outstanding 8,014,263 shares of Common Stock. Of the shares, approximately 3,696,001 shares, including those offered for sale in this offering, will be tradeable without restriction under the Securities Act. The remaining 4,318,262 shares of Common Stock held by existing shareholders are "restricted" within the meaning of Rule
144. Subject to compliance with the provisions of Rule 144, all of such shares presently are eligible for sale to the public, notwithstanding the fact that such shares have not been registered under the Securities Act.

         In general, under Rule 144 as currently in effect, an affiliate of the Company, or a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year but less than two years, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of common stock (approximately 80,142 shares immediately after this offering) or
(ii) the average weekly trading volume during the four calendar weeks immediately preceding the date on which notice of the sales is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.

         In accordance with the provisions of an agreement which each director, executive officer and holder of more than 5% of the Common Stock must execute and deliver to the Representative as a condition to the consummation of this
offering,  certain  restrictions  prohibiting  the sale of the     4,727,338
shares of Common Stock beneficially held by such persons will be imposed. The restrictions imposed by these agreements will remain in effect for a period of 12 months following the date of this Prospectus and for the 12 months thereafter, such persons will be prohibited from selling more than twenty-five percent (25%) of such shares in any calendar quarter subject in some cases to the volume and other conditions of Rule 144 . The agreements to be executed by the existing directors, officers, and shareholders of the Company will have no effect on the date on which shares become eligible for sale pursuant to Rule 144.

                                  UNDERWRITING

         The Underwriters named below, for whom Donald & Co. Securities Inc. is acting as representative (the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 2,000,000 shares of Common Stock. The number of shares of Common Stock that each Underwriter has agreed to purchase is set forth opposite its name:


                                                         Number of
             Underwriter                                   Shares
             -----------                                   ------

Donald & Co. Securities Inc...........................   1,250,000
Kashner Davidson Securities Corporation...............     275,000
Win Capital Corp......................................     200,000
Smith, Moore & Co.....................................     100,000
Neidiger/Tucker/Bruner, Inc...........................      75,000
Waldron & Co., Inc....................................      50,000
European Community Capital, Ltd.......................      50,000

                Total                                    2,000,000
                                                         =========

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to approval of certain legal matters by counsel to the Underwriters and various other conditions precedent, and that the Underwriters are obligated to purchase all of the shares of Common Stock offered by this Prospectus (other than the shares of Common Stock covered by the over-allotment option described below), if any are purchased.

         The  Company  has  been   advised  by  the   Representative   that  the
Underwriters propose to offer the shares of Common Stock to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers (who may include Underwriters) at that price less a concession not in excess of $ .20 per share of Common Stock. The Underwriters may
allow,  and such dealers may reallow,  a concession not in excess of $   .10
per share of Common Stock to certain other dealers. After the initial public offering, the offering price and other selling terms may be changed by the Representative.

         The Selling Shareholders have granted to the Representative an option, exercisable during the 45-day period after the date of this Prospectus, to purchase from the Selling Shareholders at the offering price, less underwriting discounts and the nonaccountable expense allowance, up to an aggregate of 300,000 additional shares of Common Stock for the sole purpose of covering over-allotments, if any.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

         The Company has also agreed to pay to the Representative an expense allowance on a nonaccountable basis equal to 2% of the gross proceeds derived from the sale of the shares of Common Stock underwritten (including the sale of any shares of Common Stock subject to the Representative's over-allotment option), $25,000 of which has been paid to date.

         The Company has granted the Representative for a period of three years from the date hereof the right to have the Representative's designee present at meetings of the Company's Board of Directors and each of its committees subject to the right of the Company to exclude such designee under certain circumstances. Such designee will be entitled to the same notices and communications sent by the Company to its directors and to attend directors' and committees' meetings, but will not be entitled to vote thereat. Such designee will also be entitled to receive the same compensation payable to directors as members of the Board and its committees and all reasonable expenses in attending such meetings. The Representative has not named such designee as of the date of this Prospectus.

         In connection with this offering, the Company has agreed to sell to the Representative, for nominal consideration, the right to purchase up to an aggregate of 200,000 shares of Common Stock (the "Representative's Warrants"). The Representative's Warrants are exercisable initially at $ 4.80 per share of Common Stock (the "Exercise Price") for a period of four years commencing one year from the date hereof. The Representative's Warrants contain antidilution provisions providing for adjustment of the Exercise Price upon the occurrence of certain events, including (i) the issuance of Common Stock, or securities exercisable or convertible into Common Stock, at a price less than the Exercise Price and (ii) any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. In addition, the Representative's Warrants grant to the holders thereof certain demand and "piggy back" rights for periods of four and six years, respectively, commencing one year from the date of this Prospectus with respect to the registration under the Securities Act of the Common Stock issuable upon exercise of the Representative's Warrants.

         The Company has agreed that, upon the consummation of this offering, it will enter into a two year consulting agreement with the Representative. The consulting agreement will not require the Representative to devote a specific amount of time in the performance of its duties thereunder. Pursuant to such agreement, the Representative will provide the Company with investment banking and financial consulting services at the rate of $3,000 per month for the twenty-four months subsequent to the consummation of this offering (an aggregate of $72,000). Such services will include, among other matters, consulting with the Company's management with respect to shareholder relations, corporate expansion and long-term financing. In the event that the Representative originates a financing or a merger, acquisition, joint venture or other transaction to which the Company is a party, the Representative will be entitled to receive a fee in consideration for the origination of such transaction.

         The offering price of the Common Stock was determined by negotiations among the Company and the Representative, based in part upon the market price for the Common Stock as reported on Nasdaq SmallCap.

         In connection with this offering, certain Underwriters and selling group members (if any) who are qualified market makers on The Nasdaq Stock Market may engage in passive market making transactions in the Common Stock on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during the five business days prior to the pricing of the offering before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded.

         Certain persons participating in this offering may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids or effecting syndicate covering transactions. A stabilizing bid means the placing of any bid or effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of the common stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. Such transactions may be effected on The Nasdaq Stock Market, in the over-the-counter market, or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

         The validity of the Securities offered hereby and certain other legal matters in connection with the sale of the shares of Securities offered hereby will be passed upon for the Company by Gallop, Johnson & Neuman, L.C., St. Louis, Missouri. Certain legal matters relating to this offering will be passed upon for the Underwriters by Parker Duryee Rosoff & Haft.

                                     EXPERTS

         The financial statements of the Company as of January 31, 1997 and for the fiscal years ending January 31, 1996 and 1997 included in the Prospectus and the Registration Statement and the financial schedules included in the Registration Statement have been so included in reliance on the report of BDO Seidman, LLP, independent certified public accountants given on the authority of said Firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange of 1934 as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1500, New York, New York 10048; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 or retrieved electronically via the internet at the Commission's web site (http://www.sec.gov). In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20549 on which the Common Stock is quoted. The Company has filed with the Commission a registration statement on Form SB-2 herein,
(together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES
                INDEX TO    CONSOLIDATED     FINANCIAL STATEMENTS

                                                                           Page
Unaudited Interim    Consolidated     Financial Statements

    Unaudited    Consolidated     Balance Sheet as of July 31, 1997

    Unaudited    Consolidated     Statements of Operations for the six
    months ended July 31, 1997 and 1996

    Unaudited    Consolidated     Statements of Cash Flows for the six
    months ended July 31, 1997 and 1996

    Notes to Unaudited    Consolidated     Financial Statements

Audited    Consolidated     Financial Statements

       The Report of the Independent Certified Public Accountants

       Consolidated     Balance Sheet as of January 31, 1997

       Consolidated     Statements of Operations for the fiscal years
    ended January 31, 1997 and 1996

       Consolidated     Statements of Stockholders' Equity

       Consolidated     Statements of Cash Flows for the fiscal years
    ended January 31, 1997 and 1996

    Summary of Accounting Policies

    Notes to    Consolidated     Financial Statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                   Unaudited    Consolidated     Balance Sheet


                                                                   July 31, 1997
--------------------------------------------------------------------------------

Assets (Note 3)

Current

     Cash                                                      $         70,718


     Trade receivables (net of allowance for doubtful
         accounts of $374,289) (Note 5)                              15,336,384

     Notes receivable - officers (Note 2)                               108,530

     Other current assets                                               272,378

--------------------------------------------------------------------------------
Total Current Assets                                                 15,788,010

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Office equipment and furniture                                        2,030,361

Less accumulated depreciation and amortization                        1,313,535

--------------------------------------------------------------------------------
Net Office Equipment and Furniture                                      716,826

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Other Assets

     Notes receivable - officers (Note 2)                               135,048

     Goodwill (net of accumulated amortization of $134,267)           3,285,112

     Other                                                              154,050

--------------------------------------------------------------------------------
Total Other Assets                                                    3,574,210
--------------------------------------------------------------------------------
                                                               $     20,079,046
--------------------------------------------------------------------------------

                                                         See accompanying notes
                                                          to    consolidated
                                                            financial statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES


                   Unaudited    Consolidated     Balance Sheet


                                                               July 31, 1997
-----------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current
     Checks issued against future deposits                       $   438,188
     Accounts payable and accrued expenses                           660,306
     Due to retailers (Note 6)                                       167,741
     Income tax payable                                              555,350
     Deferred income taxes (Note 7)                                   72,000
     Current maturities of long-term debt (Note 3)                 2,213,235
-----------------------------------------------------------------------------
Total Current Liabilities                                          4,106,820
-----------------------------------------------------------------------------
Long-term Debt, less current maturities (Note 3)                  10,960,682
-----------------------------------------------------------------------------
Deferred Income Taxes  (Note 7)                                      242,000
-----------------------------------------------------------------------------
Total Liabilities                                                 15,309,502
-----------------------------------------------------------------------------

Commitments and Contingencies

Redeemable Common Stock

     111,245 shares outstanding                                     503,820

-----------------------------------------------------------------------------
Stockholders' Equity

     Common Stock, $.01 par - shares authorized
       20,000,000; outstanding 7,165,953                              71,659

     Additional paid-in capital                                    3,292,872

     Retained earnings                                               901,193

-----------------------------------------------------------------------------
Total Stockholders' Equity                                         4,265,724
-----------------------------------------------------------------------------

                                                                 $20,079,046

                                                        See accompanying notes
                                                        to    Consolidated
                                                        financial statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

             Unaudited    Consolidated     Statements of Operations

Six Months Ended July 31,                                      1997                  1996
----------------------------------------------------------------------------------------------
Service Revenues                                        $    5,459,668        $     2,633,958
Merchandise Revenues                                             8,348                124,540
----------------------------------------------------------------------------------------------
                                                             5,468,016              2,758,498
----------------------------------------------------------------------------------------------
Cost of Service Revenues                                     2,851,857              2,351,092
Cost of Merchandise Sold                                        32,720                 11,254
----------------------------------------------------------------------------------------------
                                                             2,884,577              2,362,346
----------------------------------------------------------------------------------------------
Gross Profit                                                 2,583,439                396,152
Selling, General and Administrative Expense                  1,062,128              1,671,502
----------------------------------------------------------------------------------------------
Operating Income (Loss)                                      1,521,311            (1,275,350)
----------------------------------------------------------------------------------------------
Other Income (Expense)
Interest income                                                 13,662                 16,240
Interest expense                                             (415,750)              (114,178)
Other                                                         (40,625)               (10,715)
----------------------------------------------------------------------------------------------
Total Other Income (Expense)                                 (442,713)              (108,653)
----------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                            1,078,598            (1,384,003)
Income Tax (Expense) Benefit (Note 7)                        (489,000)                478,463
----------------------------------------------------------------------------------------------
Net Income (Loss)                                       $      589,598        $     (905,540)
----------------------------------------------------------------------------------------------
Earnings (Loss) per Share - Primary and Fully
   Diluted                                              $         0.07        $        (0.14)
----------------------------------------------------------------------------------------------
Weighted Average of Shares Outstanding - Primary and
   Fully Diluted                                             7,087,838              6,463,909
----------------------------------------------------------------------------------------------



                                                         See accompanying notes
                                                         to    consolidated
                                                         financial statements

       THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

             Unaudited    Consolidated     Statements of Cash Flows


Six Months Ended July 31,                                                              1997                    1996
--------------------------------------------------------------------------------------------------------------------------
Operating Activities

     Net income (loss)                                                        $           589,598    $          (905,540)
     Adjustments to reconcile net income to
       cash used in operating activities:
          Depreciation and amortization                                                   184,851                  98,812
          Provision for losses on accounts receivable                                      38,672                (35,394)
          Impairment of investment in limited partnership                                  10,000                  10,000
          Loss on disposition of assets                                                     1,338                       -
          Increase in cash surrender value of life insurance                             (33,743)                       -
          Deferred income taxes                                                         (116,000)               (114,191)
          Services received in exchange for Common Stock                                    8,000                       -
          Changes in assets and liabilities:
              Increase in accounts receivable                                         (1,855,845)               (975,001)
              Decrease (increase) in other assets                                          51,739               (557,556)
              Decrease in checks issued against future deposits                       (2,787,840)                       -
              Increase (decrease) in accounts payable and accrued expenses                399,071               (573,797)
              (Decrease) increase in amounts due customers                               (31,834)                   2,098
--------------------------------------------------------------------------------------------------------------------------
Cash Used in Operating Activities                                                     (3,541,633)             (3,050,569)
--------------------------------------------------------------------------------------------------------------------------
Investing Activities

     Acquisition of Mike Kessler and Associates, Inc., net of cash acquired             (349,777)                       -
     Acquisition of Magazine Marketing, Inc.                                                    -               (275,000)
     Loan to affiliate                                                                    (5,820)                       -
     Loans to officers                                                                   (10,000)                       -
     Collections from related party                                                             -                  22,000
     Collections on notes receivable                                                            -                  32,475
     Proceeds from sale of fixed assets                                                     2,000                       -
     Proceeds from surrender of life insurance policies                                    83,959                       -
     Capital expenditures                                                               (125,521)               (115,360)
--------------------------------------------------------------------------------------------------------------------------
Cash Used in Investing Activities                                                       (405,159)               (335,885)
--------------------------------------------------------------------------------------------------------------------------
Financing Activities

     Proceeds from issuance of Common Stock                                                     -                  30,000
     Proceeds from issuance of Preferred Stock                                                  -               1,922,075
     Borrowings under credit facility                                                  17,218,000                 281,318
     Principal payments on credit facility                                           (13,393,000)                (62,420)
     Borrowings under short-term debt agreements                                                -               2,076,000
     Repayments under short-term debt agreements                                         (34,098)               (325,000)
     Registration costs                                                                  (58,310)                       -
     Preferred Stock dividends                                                                (3)                       -
--------------------------------------------------------------------------------------------------------------------------
Cash Provided by Financing Activities                                                   3,732,589               3,921,973
--------------------------------------------------------------------------------------------------------------------------
(Decrease) Increase in Cash                                                             (214,203)                 535,519

Cash, beginning of period                                                                 284,921                  23,828
--------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                           $            70,718    $            559,347
--------------------------------------------------------------------------------------------------------------------------

                                                         See accompanying notes
                                                         to    consolidated
                                                         financial statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

           Notes to Unaudited    Consolidated     Financial Statements

--------------------------------------------------------------------------------
1.     Unaudited
          Consolidated
       Financial Statements    In  the  opinion  of  management,  the  unaudited
                                  consolidated    financial  information  as  of
                               July 31, 1997 contained herein reflects all adjustments (consisting only of normal recurring adjustments) necessary to fairly present such information in accordance with generally accepted accounting principles. The results of operations for the six months ended July 31, 1997 are not necessarily indicative of the results to be expected for the entire year.

2.     Related Party
       Transactions            The Company purchased $174,000 in data processing
                               services from an employment service company owned by certain officers of the Company during the six months ended July 31, 1996. The Company acquired this employment service company for $45,000 on January 1, 1997.

                               One of the Company's stockholders also owns a majority of the stock of FMG, Inc., primarily an investing company. At July 31, 1996, the Company had a receivable from FMG of $31,171 at prime plus .5%. The receivable was collected in full on November 5, 1996.

                               The Company currently leases certain office space from businesses controlled by stockholders of the Company. Amounts paid for the office space were approximately $108,000 and $95,000 for the six months ended July 31, 1997 and 1996, respectively. The Company occasionally charters an airplane owned by a partnership in which one of the Company's stockholders owns an interest. Amounts paid to the partnership were $5,200 and $0 for the six months ended July 31, 1997 and 1996, respectively.

                               Certain officers of the company, have from time to time, received cash advances from the Company. The officers executed promissory notes in favor of the Company in the aggregate amounts of $243,578. Such notes bear interest at the rate of 7.34% per annum.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

           Notes to Unaudited    Consolidated     Financial Statements




3.     Long-term            Long-term debt consists of:
       Debt and Revolving
       Credit Facility

                            July 31,                                        1997
                            ----------------------------------------------------
                            Revolving Credit Facility             $   10,949,000

                            Note  payable to former owner of
                            Mike  Kessler  and   Associates,
                            Inc., payable in full on January
                            5,  1998,   interest  at  6.25%,
                            secured  by a letter  of  credit
                            for  $2,231,912  for the benefit
                            of the former owner                        2,150,000


                            Unsecured    note   payable   to
                            stockholder   (former  owner  of
                            Magazine    Marketing,    Inc.),
                            non-interest bearing, payable in
                            eight quarterly  installments of
                            $10,000, discounted based on the
                            Company's   effective  borrowing
                            rate                                          28,664

                            Term  note  payable  in  monthly
                            installments   of  $629  through
                            November 1999, collateralized by
                            an automobile                                 15,970

                            Obligations  under capital lease              30,283
                            ----------------------------------------------------
                            Total Long-term Debt                      13,173,917

                            Less current maturities                    2,213,235
                            ----------------------------------------------------
                            Long-term Debt                        $   10,960,682
                            ----------------------------------------------------

                            The Company has an agreement providing for a revolving loan up to $12,500,000. The bank has the right to terminate the agreement upon not less than thirteen months prior written notice. Borrowings bear interest at a rate related to the monthly LIBOR index rate plus a percentage ranging from 2.5% to 3.5%, depending upon the ratio of funded debt to earnings before interest, taxes, depreciation and amortization (effectively 9.1875% at July 31, 1997). Borrowings are secured by personal guarantees of Messrs. S. Leslie Flegel and William H. Lee and their spouses and by a security interest in substantially all the Company's assets including receivables, inventory, equipment, goods and fixtures, software, contract rights, notes, and general intangibles.

                            The revolving loan agreement requires the Company to maintain certain ratios and a specified level of net worth, restricts payment of dividends, and limits additional indebtedness. The Company was in compliance with such ratios at July 31, 1997.


4.     Supplemental Cash
       Flow Information     Supplemental  information  on  interest  and  income
                            taxes paid is as follows:


                            Six Months Ended July 31,        1997         1996
                            ----------------------------------------------------

                            Interest Paid                  $ 359,000    $112,000

                            Income Taxes Paid (Refunded)   $(122,000)   $286,000
                            ----------------------------------------------------

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

           Notes to Unaudited    Consolidated     Financial Statements

                            On February 28,  1997,  7,721 shares of Common Stock
                            were   issued  as  a  dividend   to  the   Preferred
                            Stockholders.

5.     Advance Pay
       Program              The Company has  established an Advance Pay Program.
                            Under this program the Company advances an agreed upon percentage of the incentive payments otherwise due the retailer from magazine publishers upon quarterly submission of claims for such payments. The claims otherwise due the retailer become due the Company. Included in trade receivables at July 31, 1997 is $11,159,322 due the Company under the Advance Pay Program (net of $3,782,255 due the program participants). Income from the program was approximately $1,838,000 and $483,000 during the six months ended July 31, 1997 and 1996, respectively.

6.     Due to Retailers     The Company  has  arrangements  with  certain of its
                            customers whereby the Company is authorized to collect and deposit in its own accounts, checks payable to its customers for incentive payments. The
                            Company retains the service revenue related to such payments and pays the customer the difference. The
                            Company owes retailers $167,741 at July 31, 1997 under such arrangements.

7.     Income Taxes         Provision   for  federal  and  state   income  taxes
                            (benefit) in the     consolidated      statements of
                            operations consist of the following components:

                            Six Months Ended July 31,       1997        1996
                            ----------------------------------------------------
                            Current

                              Federal                     $482,000    $(295,463)
                              State                        123,000     (110,000)
                            ----------------------------------------------------
                            Total Current                  605,000     (405,463)
                            ----------------------------------------------------
                            Deferred

                              Federal                      (93,000)     (53,000)
                              State                        (23,000)     (20,000)
                            ----------------------------------------------------
                            Total Deferred                (116,000)     (73,000)
                            ----------------------------------------------------
                            Total Income Tax (Benefit)
                             Expense                      $489,000    $(478,463)
                            ----------------------------------------------------

                            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The sources of the temporary differences and their effect on deferred taxes are as follows:

                            July 31,                                        1997
                            ----------------------------------------------------
                            Deferred Tax Assets
                              Allowance for doubtful accounts          $ 146,000
                              Deferred compensation                       22,000
                              Other                                       13,000
                            ----------------------------------------------------

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

           Notes to Unaudited    Consolidated     Financial Statements


                            ----------------------------------------------------
                            Total Deferred Tax Assets                    181,000
                            ----------------------------------------------------

                            Deferred Tax Liabilities

                              Income not previously taxed
                               under cash basis of accounting
                               for income tax purposes                   455,000

                              Depreciation                                25,000

                              Other                                       15,000
                            ----------------------------------------------------
                            Total Deferred Tax Liabilities               495,000
                            ----------------------------------------------------
                            Net Deferred Tax Liability                   314,000
                            ----------------------------------------------------
                            Classified as:

                              Current                                     72,000
                              Non-current                                242,000
                            ----------------------------------------------------
                            Net Deferred Tax Liability                 $ 314,000
                            ----------------------------------------------------

                            The following summary reconciles income taxes at the maximum federal statutory rate with the effective rate for the first quarters of fiscal 1998 and 1997:


                            Six Months Ended July 31,        1997        1996
                            ----------------------------------------------------
                            Income tax expense (benefit)
                             at statutory rate            $ 367,000   $(470,000)

                            State income tax expense
                             (benefit), net of federal
                             income tax benefit              80,000     (58,000)

                            Non-deductible meals and
                             entertainment                   10,000      13,000

                            Non-deductible goodwill
                             amortization                    21,000       3,000

                            Non-deductible officers'
                             life insurance                   2,000      14,000


                            Other, net                        9,000      19,537
                            ----------------------------------------------------
                            Income Tax Expense (Benefit)  $ 489,000   $(478,463)
                            ----------------------------------------------------


8.    Business
      Combinations          On May 30,  1997,  the Company  acquired  all of the
                            stock of Mike Kessler and Associates, Inc. (MKA) for
                            $2,500,000 of which  $350,000 was paid upon closing.
                            The balance is due January 5, 1998 with interest at 6.25%. Wachovia Bank of North Carolina, N.A. issued a standby letter of credit for $2,231,912 for the benefit of the former owner of MKA covering the period from May 30, 1997 through January 31, 1998.
                            The seller operated MKA as a business engaged in the collection of retail display allowances for retail store chains. The Company has continued servicing
                            MKA's customer base.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

           Notes to Unaudited    Consolidated     Financial Statements



                            This transaction has been accounted for as a purchase, and accordingly, the assets and liabilities have been recorded at fair market value. Results of operations have been included as of the effective date of the transaction. The purchase price exceeds the fair value of the assets acquired in the amount of $2,324,346.

9.    Preferred Stock       In  July  1997,  the  Company  exchanged  all  5,600
                            outstanding  shares of the Company's  1996 Series 7%
                            Convertible  Preferred  Stock  for an  aggregate  of
                            225,867 shares of Common Stock and  non-transferable
                            warrants,  expiring  in 2000,  to  purchase  375,959
                            shares of Common Stock at an exercise price of $2.48 per share. Such exchange resulted in a constructive dividend of $109,937 which was reported in the fiscal quarter ending July 31, 1997.

10.  Reverse Stock
     Split On July 1, 1997, the Company's shareholders approved a proposal which gave the Board of Directors the authority to execute a 1 for 1.21 reverse stock split. As of the financial statement report date, the Board of Directors has not effected the reverse stock split.

11.  Earnings Per
     Share In calculating earnings per share, net income for the six months ended July 31, 1997 was reduced by a constructive dividend of $109,937, which resulted from the exchange of all 5,600 outstanding shares of Preferred Stock for 225,867 shares of Common Stock and non-transferable warrants, expiring in 2000,to purchase 375,959 shares of Common Stock at an exercise price of $2.48 per share.

12. Subsequent Events       In  September  1997,  the  Company  issued  to  Aron
                            Katzman, Harry L. Franc III and Timothy A. Braswell, each a director of the Company, non-transferable warrants, expiring in 2000, to purchase an aggregate of 108,041 shares of Common Stock at an exercise price of $2.48 per share. Although the effect of this transaction will be reported in the third quarter of fiscal 1998, the Company expects that such warrants will be deemed to have an aggregate value ranging from $30,000 to $50,000.

                            On August 4, 1997, the Company filed a preliminary registration statement with the Securities and Exchange Commission. This statement is being filed for the purpose of selling approximately 2,000,000 shares of Common Stock after giving effect to the proposed 1 for 1.21 reverse stock split. The Company anticipates the aggregate selling price of all the securities to approximate $8,000,000. The proposed issue date of these securities is expected to be in October, 1997.

   The Report of the Independent Certified Public Accountants


Board of Directors
The Source Information Management Company    and Subsidiaries
St. Louis, Missouri

We have audited the consolidated balance sheet of The Source Information Management Company and subsidiaries as of January 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended January 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these
   consolidated     financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Source Information Management Company and subsidiaries at January 31, 1997 and the results of its operations and its cash flows for each of the two years in the period ended January 31, 1997 in conformity with generally accepted accounting principles.



BDO Seidman, LLP
St. Louis, Missouri
March 27, 1997

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                           Consolidated     Balance Sheet

                                                               January 31, 1997
--------------------------------------------------------------------------------
Assets (Note 4)
Current
  Cash                                                           $    284,921
  Trade receivables (net of allowance for doubtful
   accounts of $323,587) (Note 11)                                 12,922,738
  Income taxes receivable (Note 8)                                    171,305
  Notes receivable - officers (Notes 1 and 2)                          58,395
  Other current assets                                                 87,306
--------------------------------------------------------------------------------
Total Current Assets                                               13,524,665
--------------------------------------------------------------------------------
Office equipment and furniture (Note 5)                             1,823,004
Less accumulated depreciation and amortization                      1,191,668
--------------------------------------------------------------------------------
Net Office Equipment and Furniture                                    631,336
--------------------------------------------------------------------------------
Other Assets
  Notes receivable - officers (Notes 1 and 2)                         175,183
  Goodwill, net of accumulated amortization of
    $72,209 (Note 9)                                                1,022,824
  Cash surrender value of life insurance                              104,358
  Other                                                               111,283
--------------------------------------------------------------------------------
Total Other Assets                                                  1,413,648
--------------------------------------------------------------------------------
                                                                 $ 15,569,649
--------------------------------------------------------------------------------


                     See accompanying summary of accounting
         policies and notes to    consolidated     financial statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES
                           Consolidated     Balance Sheet

                                                             January 31, 1997
--------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current
  Revolving Line of Credit (Note 4)                            $    7,124,000
  Checks issued against future deposits                             3,225,668
  Accounts payable and accrued expenses                               559,441
  Due to retailers (Note 12)                                          199,575
  Deferred income taxes (Note 8)                                       24,000
  Current maturities of long-term debt (Note 3)                        69,203
-----------------------------------------------------------------------------
Total Current Liabilities                                          11,201,887
-----------------------------------------------------------------------------
Long-term Debt, less current maturities (Note 3)                       22,814
-----------------------------------------------------------------------------
Deferred Income taxes (Note 8)                                        173,000
-----------------------------------------------------------------------------
Total Liabilities                                                  11,397,701
-----------------------------------------------------------------------------
Commitments (Note 5 and 6)
-----------------------------------------------------------------------------
Redeemable Preferred Stock, $.01 par - shares authorized,
  2,000,000; outstanding, 5,600 (Note 10)                             522,506
Redeemable Common Stock,
  111,245 shares outstanding (Note 13)                                503,820
-----------------------------------------------------------------------------
                                                                    1,026,326
-----------------------------------------------------------------------------
Stockholders' Equity
  Common Stock, $.01 par - shares authorized,
     20,000,000; outstanding, 6,930,233                                69,302
  Additional paid-in-capital                                        2,745,180
  Retained earnings                                                   331,140
-----------------------------------------------------------------------------
Total Stockholders' Equity                                          3,145,622
-----------------------------------------------------------------------------
                                                                 $ 15,569,649


                     See accompanying summary of accounting
         policies and notes to    consolidated     financial statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES
                     Consolidated     Statements of Operations

Years Ended January 31,                            1997                1996
--------------------------------------------------------------------------------
Service Revenues                               $ 7,056,270         $ 7,195,176
Merchandise Revenues                               242,177             926,008
--------------------------------------------------------------------------------
                                                 7,298,447           8,121,184
--------------------------------------------------------------------------------
Cost of Service Revenues                         4,862,207           3,859,409
Cost of Merchandise Revenues                       202,381             549,813
--------------------------------------------------------------------------------
                                                 5,064,588           4,409,222
--------------------------------------------------------------------------------
Gross Profit                                     2,233,859           3,711,962
Selling, General and Administrative
  Expense (Notes 1,2, 5 and 6)                   2,904,372           2,799,841
--------------------------------------------------------------------------------
Operating Income (Loss)                          (670,513)             912,121
--------------------------------------------------------------------------------
Other Income (Expense)
Interest income                                     30,628              25,403
Interest expense                                 (311,737)           (120,427)
Registration expense                                    -            (213,666)
Other                                             (28,883)             (5,437)
--------------------------------------------------------------------------------
Total Other Income (Expense)                     (309,992)           (314,127)
--------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                (980,505)             597,994
Income Tax (Benefit) Expense (Note 8)            (377,188)             406,000
--------------------------------------------------------------------------------
Net Income (Loss)                              $ (603,317)         $   191,994
--------------------------------------------------------------------------------
Earnings (Loss) per Share - Primary and
   Fully Diluted                               $    (0.09)         $      0.03
--------------------------------------------------------------------------------
Weighted Average of Shares Outstanding -
   Primary and Fully Diluted                     6,658,891           6,084,542
--------------------------------------------------------------------------------
Pro Forma Amounts (unaudited)
  Income before income taxes                                       $   597,994
  Provision for income taxes (Note 8)                                  284,000
--------------------------------------------------------------------------------
Net Income (unaudited)                                             $   313,994
--------------------------------------------------------------------------------
Net Income per share (unaudited)                                   $      0.05
--------------------------------------------------------------------------------

                     See accompanying summary of accounting
         policies and notes to    consolidated     financial statements


        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Consolidated     Statements of Stockholders' Equity

                                                      Common Stock                 Additional                              Total
                                                                                    Paid-in          Retained          Stockholders'
                                                                                    Capital          Earnings             Equity
                                        --------------------------------------
                                           Shares               Amount
------------------------------------------------------------------------------------------------------------------------------------
Balance, February 1, 1995                 5,340,000           $ 53,400            $ 195,520        $ 1,377,587       $ 1,626,507

Issuance of Common Stock
(Note 9)                                    959,389              9,594               (9,594)                 -                 -

Issuance of Common Stock                     75,000                750              225,375                  -           226,125

Reclassification of Subchapter S
retained earnings, net of tax, net
of distributions to stockholders
(Note 9)                                          -                  -              565,657           (592,657)          (27,000)

Net income for the year                           -                  -                    -            191,994           191,994
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 31, 1996                 6,374,389           $ 63,744            $ 976,958         $  976,924        $2,017,626

Issuance of Common Stock                      8,000                 80               29,920                  -            30,000

Conversion of 7% Preferred Stock
to Common Stock                             423,197              4,232            1,395,337                  -         1,399,569

Issuance of Common Stock to
purchase Magazine Marketing,
Inc. (Note 9)                               100,000              1,000              249,000                  -           250,000

Issuance of Common Stock in
payment of services                          15,132                151               51,599                  -            51,750

Dividend on Preferred Stock                   9,515                 95               42,366            (42,467)               (6)

Net loss for the year                             -                  -                    -           (603,317)         (603,317)
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 31, 1997                 6,930,233           $ 69,302          $ 2,745,180        $   331,140        $3,145,622
------------------------------------------------------------------------------------------------------------------------------------

                     See accompanying summary of accounting
         policies and notes to    consolidated     financial statements

       THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES
                     Consolidated     Statements of Cash Flows

Years Ended January 31,                                                  1997              1996
--------------------------------------------------------------------------------------------------
Operating Activities
     Net income (loss)                                              $  (603,317)       $  191,994
     Adjustments to reconcile net cash
       used in operating activities:
         Depreciation and amortization                                  246,599           140,622
         Loss on disposition of equipment                                   299                 -
         Provision for losses on accounts receivable                    224,387           (35,149)
         Impairment of investment in limited partnership                 20,000            20,000
         Increase in cash surrender value of life insurance             (32,740)          (22,696)
         Write-off of uncollectible note receivable                           -            92,063
         Shareholder distribution                                             -           (27,000)
         Deferred income taxes                                         (259,064)          (59,000)
         Services received in exchange for Common Stock                  51,750                 -
         Changes in assets and liabilities:
           Increase in accounts receivable                           (8,789,885)       (1,765,173)
           Increase in other assets                                    (230,004)          (63,463)
           Increase in checks issued against future deposits          3,225,668                 -
           Increase (decrease) in accounts payable
            and accrued expenses                                       (513,110)          107,590
           Increase in amounts due customers                            116,120            29,137
--------------------------------------------------------------------------------------------------
Cash Used in Operating Activities                                    (6,543,297)       (1,391,075)
--------------------------------------------------------------------------------------------------
Investing Activities
     Acquisition of Magazine Marketing, Inc.                           (275,000)                -
     Loans to officers                                                        -           (33,990)
     Collections on notes receivable                                     29,715               483
     Collections from related party                                      53,171           280,884
     Capital expenditures                                              (276,729)         (197,331)
--------------------------------------------------------------------------------------------------
Cash (Used in) Provided by Investing Activities                        (468,843)           50,136
--------------------------------------------------------------------------------------------------

                     See accompanying summary of accounting
         policies and notes to    consolidated     financial statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                     Consolidated     Statements of Cash Flows

Years Ended January 31,                                        1997                1996
------------------------------------------------------------------------------------------
Financing Activities
     Proceeds from issuance of Common Stock                      30,000           226,125
     Proceeds from issuance of Preferred Stock                1,922,075                 -
     Borrowings under long-term debt agreements               9,791,000                 -
     Principal payments on long-term debt                    (2,756,121)        (183,387)
     Borrowings under short-term debt agreements              2,836,366         2,739,884
     Repayments under short-term debt agreements             (4,550,081)       (1,670,370)
     Preferred Stock dividends                                       (6)                -
------------------------------------------------------------------------------------------
Cash Provided by Financing Activities                         7,273,233         1,112,212
------------------------------------------------------------------------------------------
Increase (Decrease) in Cash                                     261,093          (228,727)

Cash, beginning of period                                        23,828           252,555
------------------------------------------------------------------------------------------
Cash, end of period                                         $   284,921       $    23,828
------------------------------------------------------------------------------------------


                     See accompanying summary of accounting
         policies and notes to    consolidated     financial statements

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                         Summary of Accounting Policies

--------------------------------------------------------------------------------
   Principles of
Consolidation            The  consolidated   financial  statements  include  the
                         accounts of The Source  Information  Management Company
                         (the "Company") and its wholly-owned subsidiaries,  all
                         of  which  are   currently   inactive.   All   material
                         intercompany   accounts  and  transactions   have  been
                         eliminated in consolidation.

Business                 The             Company            is  a  provider   of
                         merchandise management information and related services primarily in connection with the display and marketing of magazines and other periodicals. The Company assists retailers in monitoring, documenting, claiming and collecting incentive payments, primarily from publishers of periodicals, and performs consulting and other services in exchange for service revenues. The Company obtains merchandising revenue from (a) consulting and other services rendered to clients on other than a commission basis and (b) the sale, as principal or broker, of merchandise to the Company's retailer clients for resale by them.

Concentrations of
Credit Risk              Services  are  provided to mass  merchandise,  grocery,
                         convenience and pharmacy  stores  throughout the United
                         States and in Eastern Canada.  Management  periodically
                         performs  credit   evaluations  of  its  customers  and
                         generally does not require collateral. At the balance sheet date, the Company had no concentrated credit risk with any individual customer.

Revenue
Recognition              Service  revenues are  recognized  during the period in
                         which services are performed. Merchandising revenues are recognized in the period in which the merchandising services are provided.

Equipment and
Furniture                Equipment   and   furniture   are   stated   at   cost.
                         Depreciation is computed using the straight-line method for financial reporting and accelerated methods for income tax purposes over the estimated useful lives of 5 to 7 years.

Income Taxes             Income  taxes  are  calculated   using  the  asset  and
                         liability  method  specified  by Statement of Financial
                         Accounting  Standards No. 109,  "Accounting  for Income
                         Taxes."

Goodwill Goodwill represents the excess of the cost of a company acquired over the fair value of the net assets acquired which is amortized over 15 years.

Pro Forma
Information              Pro forma data is presented  for 1996 which  reflects a
                         provision for income taxes as if DISC, an S corporation prior to the merger discussed in Note 9, had not been an S corporation in 1996. Pro forma net income per share for 1996 has been determined by dividing pro forma net income by the weighted average number of common shares outstanding during the year.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                         Summary of Accounting Policies
--------------------------------------------------------------------------------
Stock-Based
Compensation             The Company  grants stock options for a fixed number of
                         shares to employees with an exercise price greater than
                         or equal to the fair value of the shares at the date of
                         grant.  The Company accounts for stock option grants in
                         accordance with Accounting Principles Board Opinion No.
                         25,  "Accounting  for Stock Issued to  Employees"  (APB
                         Opinion   No.   25).   That   Opinion   requires   that
                         compensation  cost  related to fixed stock option plans
                         be recognized only to the extent that the fair value of
                         the  shares  at the grant  date  exceeds  the  exercise
                         price.   Accordingly,   the   Company   recognizes   no
                         compensation expense for its stock option grants.

                         In October 1995, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). SFAS No. 123 allows companies to continue to account for their stock option plans in accordance with APB Opinion No. 25, but encourages the adoption of a new accounting method based on the estimated fair value of employee stock option. Pro forma net loss and loss per share, determined as if the Company had applied the new method, are disclosed within Note 6.

Accounting
Estimates                The  preparation of financial  statements in conformity
                         with generally accepted accounting  principles requires
                         management  to  make  estimates  and  assumptions  that
                         affect the reported  amounts of assets and  liabilities
                         and disclosure of contingent  assets and liabilities at
                         the date of the financial  statements  and the reported
                         amounts of revenues and expenses  during the  reporting
                         period.   Actual   results   could  differ  from  those
                         estimates.

Long-Lived
Assets In March 1995, Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets Disposed Of" ("SFAS No. 121) was issued. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be received for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During fiscal 1997, the Company adopted this statement and determined that no impairment loss need be recognized for applicable assets of continuing operations.

Reclassifications        Certain 1996 amounts have been  reclassified to conform
                         to the 1997 presentation.

       THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------


1.     Related Party
       Transactions      The Company purchased data processing  services from an
                         employment service company owned by certain officers of the Company. There were approximately $275,000 and $307,000 of such purchases made during 1997 and 1996, respectively. The Company purchased this employment service company for $45,000 on January 1, 1997.

                         One of the Company's stockholders also owns a majority of the stock of FMG, Inc., primarily an investing company. At January 31, 1996, the Company had a receivable from FMG of $53,171 at prime plus .5%. The receivable was collected in full on November 5,1996.

                         The Company has been engaged by Specialty Marketing Co., Inc., a corporation in which Robert B. Dixon is the principal shareholder, to provide consulting services. In fiscal 1996 Specialty Marketing Co., Inc. paid the Company $85,611 in consideration for the Company's services.

                         The Company currently leases certain office space and has, in the past, leased an airplane from partnerships controlled by stockholders of the Company. Amounts paid for the office space were $207,498 and $183,275 for 1997 and 1996, respectively. Amounts paid for the airplane were $0 and $57,926 for 1997 and 1996, respectively.

                         Certain officers of the company, have from time to time, received cash advances from the Company. The officers executed promissory notes in favor of the Company in the aggregate amounts of $233,578. Such notes bear interest at the rate of 7.34% per annum and are payable in five equal installments which began April 1996.

2.  Notes Receivable     Officers

                         The notes receivable relate to advances to certain officers of the Company. The notes bear interest at 7.34% and are payable in five equal annual payments of $69,489 which began April 1996. These notes are current and the Company is unaware of any circumstances that would negatively impact the collectibility of these notes.

                         Other

                         The Company had a $120,000 unsecured, non-interest bearing note from a non-affiliated company which required quarterly installments of $6,000 through June 2000. The note was stated net of discount of $27,454 which was computed using a 10% imputed interest rate. On March 31, 1996 the debtor defaulted on the note. Based on the financial condition of the debtor, the note was written off resulting in a charge to selling, general and administrative expenses during the year ended January 31, 1996 of $92,063.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------
3.     Long-term         Long-term debt consists of:
       Debt

                         January 31,                                     1997
                         -------------------------------------------------------

                         Unsecured note payable to stockholder
                         (former owner of Magazine Marketing,
                         Inc.), non-interest bearing, payable
                         in eight quarterly installments of
                         $10,000, discounted based on the
                         Company's effective borrowing rate            $ 46,710
                         -------------------------------------------------------
                         Obligations under capital lease (Note 5)        45,307
                         -------------------------------------------------------
                         Total Long-term Debt                            92,017

                         Less current maturities                         69,203
                         -------------------------------------------------------
                         Long-term Debt                                $ 22,814
                         -------------------------------------------------------

                         Annual  maturities  of  long-term  debt are as follows:
                         1998 - $69,203; 1999 - $22,814.

4.     Revolving
       Line of Credit    The Company has an agreement  providing  for  revolving
                         loans up to  $12,500,000.  The  bank  has the  right to
                         terminate  the  agreement  upon not less than  thirteen
                         months prior written  notice.  Borrowings bear interest
                         at a rate related to the monthly  LIBOR index rate plus
                         a percentage ranging from 2.5% to 3.5%,  depending upon
                         the ratio of funded debt to earnings  before  interest,
                         taxes,   depreciation  and  amortization   (effectively
                         8.0039% at January 31, 1997). Borrowings are secured by personal guarantees of Messrs. S. Leslie Flegel and William H. Lee and their spouses and by a security interest in substantially all the Company's assets including receivables, inventory, equipment, goods and fixtures, software, contract rights, notes, and general intangibles.

                         The revolving loan agreement requires the Company to maintain certain ratios and a specified level of net worth, restricts payment of dividends, and limits additional indebtedness. The Company was not in compliance with certain ratios at January 31, 1997, and, consequently, the debt has been classified as current. However, the Company has received a waiver from the bank stating that noncompliance with these ratios is not considered a default at January 31, 1997.

5.     Commitments       Leases

                         The Company leases office space, an apartment, computer equipment, and vehicles under leases that expire over the next five years. The Company also leases an administrative facility from a related party under an operating lease that expires over the next 16 years. In most cases, management expects that in the normal course of business, leases will be renewed or replaced with other leases. Rent expense was approximately $427,000 and $410,000 for the years ended January 31, 1997 and 1996, respectively. Amounts paid to related parties included in total rent expense were approximately $207,000 and $240,000 for 1997 and 1996, respectively.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

                         Office equipment and furniture includes $71,066 at January 31, 1997 for equipment leases which have been capitalized. Accumulated amortization was $35,148 at January 31, 1997. Lease amortization is included in depreciation and amortization expense.

                         Future minimum payments, by year and in the aggregate, under capital leases and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at January 31, 1997:

                                                      Capital        Operating
                           Year Ending January 31,     leases          leases
                          ------------------------------------------------------
                           1998                       $37,481       $  458,791
                           1999                        13,688          261,300
                           2000                            --          184,600
                           2001                            --          163,891
                           2002                            --          155,215
                           Thereafter                      --        1,477,950
                          ------------------------------------------------------
                           Total minimum lease
                            payments                   51,169       $2,701,747
                                                                    ----------
                           Amount representing
                            interest                    5,862
                          ------------------------------------------------------
                           Present Value of Net
                            Minimum Lease Payments    $45,307
                          ------------------------------------------------------

                         Litigation

                         The Company has pending certain legal actions and claims incurred in the normal course of business and is actively pursuing the defense thereof. In the opinion of management, these actions and claims are either without merit or are covered by insurance and will not have a material adverse effect on the Company's financial position.

6.     Employee          Profit Sharing and 401(k) Plan
       Benefit Plans
                         The  Company has a combined  profit  sharing and 401(k)
                         Plan.  Annual   contributions  to  the  profit  sharing
                         portion  of the Plan  are  determined  by the  Board of
                         Directors  and may not exceed  the  amount  that may be
                         deducted  for  federal  income  tax  purposes.   Profit
                         sharing contributions charged against operations were $0 and $10,000 for the years ended January 31, 1997 and 1996, respectively.

                         Under the 401(k) portion of the Plan, all eligible employees may elect to contribute 2% to 20% of their compensation up to the maximum allowed under the Internal Revenue Code. The Company matches one half of an employee's contribution, not to exceed 5% of the employee's salary. The amounts matched by the Company during the years ended January 31, 1997 and 1996 pursuant to this Plan were approximately $50,000 and $40,000, respectively.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

                         Deferred Compensation Plan

                         During the current year, the Company established an unfunded deferred compensation plan for certain officers, who elect to defer a percentage of their current compensation. The Company does not make contributions to the plan and is responsible only for the administrative costs associated with the plan. Benefits are payable to the participating officers upon their death or termination of employment. From the deferred funds, the Company has purchased certain life insurance policies. However, the proceeds and surrender value of these policies are not restricted to pay deferred compensation benefits when they are due.

                         Stock Option Plan

                         In August 1995, the Company established The Source Company 1995 Incentive Stock Option Plan for key employees and reserved 630,000 shares of common stock for such plan. Under the plan, the Stock Option Committee may grant stock options to key employees at not less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the date of grant. The durations and exercisability of the grants vary according to the individual options granted. During 1997 the Company granted options for 225,000 shares, but had 125,000 shares forfeited. As of January 31, 1997, options with a remaining contractual life of 5 years to purchase 100,000 shares at a price of $4.63 were outstanding, 20,000 of which were exercisable.

                         As discussed in the Summary of Accounting Policies, the Company applies APB Opinion No. 25 and related interpretations in accounting for this plan. Accordingly, no compensation cost has been recognized for its incentive stock option plan. Had compensation cost for the Company's stockbased compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company' net loss and loss per share would have been reduced to the pro forma amounts indicated below:

                         Year Ended January 31,                         1997
                         -------------------------------------------------------
                         Net loss                      As reported    (603,317)
                                                       Pro forma      (611,369)

                         Primary loss per share        As reported       (0.09)
                                                       Pro forma         (0.09)

                         Fully diluted loss per share  As reported       (0.09)
                                                       Pro forma         (0.09)
                         -------------------------------------------------------

                         The fair value of each option granted in 1996 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: dividend yield of 0 percent; risk-free interest rate of 4.88 percent; volatility of .3; and expected lives of 1 year. The fair value of options granted during the year is $.66.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

                         Stock Award Plan

                         In September 1996, the Company adopted The Source Company Stock Award Plan for all employees and reserved 50,000 shares of Common Stock for such plan. Under the plan, the stock award committee, appointed by the board of directors of the Company, shall determine the employees to whom awards shall be granted.

                         On September 18, 1996, 10,050 shares of Common Stock were awarded to certain employees under the plan.

7.     Supplemental      Supplemental  information on interest  and income taxes
       Cash Flow         paid is as follows:
       Information

                         Years Ended January 31,         1997           1996
                         -------------------------------------------------------
                         Interest                      $ 285,000     $ 109,000
                         Income Taxes                  $ 264,000     $ 254,000
                         -------------------------------------------------------

                         Capital lease obligations of $15,687 and $59,095 were incurred in 1997 and 1996, respectively, when the Company entered into leases for new office equipment.

                         On August 30, 1996, 9,515 shares of common stock were issued as a dividend to the preferred stockholders as of that date.

                         During 1997 the Company issued 100,000 shares and 111,245 shares of common stock in connection with the acquisitions of Magazine Marketing, Inc. and Readers Choice, Inc. (Note 9). During 1996 the Company issued 959,389 shares of common stock in connection with the acquisition of the Company by Periodico, Inc. (Note 9).

8.     Income Taxes      Provision for federal and state income taxes  (benefit)
                         in the     consolidated      statements  of  operations
                         consist of the following components:

                         Year Ended January 31,        1997              1996
                         -------------------------------------------------------
                         Current
                          Federal                   $(102,768)         $355,000
                          State                       (15,356)          110,000
                         -------------------------------------------------------
                         Total Current               (118,124)          465,000
                         -------------------------------------------------------
                         Pro Forma (Unaudited)
                          Federal                                     (105,000)
                          State                                        (17,000)
                         -------------------------------------------------------
                         Total Pro Forma                              (122,000)
                         -------------------------------------------------------
                         Deferred
                          Federal                    (225,386)         (46,000)
                          State                       (33,678)         (13,000)
                         -------------------------------------------------------
                         Total Deferred              (259,064)         (59,000)
                         -------------------------------------------------------
                         Total Income Tax (Benefit)
                          Expense                   $(377,188)         $284,000
                         -------------------------------------------------------

                         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIAIRES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

                         purposes and the amounts used for income tax purposes. The sources of the temporary differences and their effect on deferred taxes are as follows:

                         January 31,                       1997         1996
                         -------------------------------------------------------
                         Deferred Tax Assets
                           Allowance for doubtful
                           accounts                     $ 126,000    $ 38,000
                           Deferred compensation           14,000           -
                           Other                            3,000           -
                         -------------------------------------------------------
                         Total Deferred Tax Assets        143,000      38,000
                         -------------------------------------------------------
                         Deferred Tax Liabilities
                           Income not previously taxes
                           under cash basis of
                           accounting for income tax
                           purposes                       312,000     446,000

                           Depreciation                    28,000      28,000
                         -------------------------------------------------------
                         Total Deferred Tax Liabilities   340,000     474,000
                         -------------------------------------------------------
                         Net Deferred Tax Liability       197,000     436,000
                         -------------------------------------------------------
                         Classified as:
                           Current                         24,000     110,000
                           Non-current                    173,000     326,000
                         -------------------------------------------------------
                         Net Deferred Tax Liability     $ 197,000    $436,000
                         -------------------------------------------------------

                         The following unaudited summary reconciles income taxes at the maximum federal statutory rate with the effective rate for 1997 and the pro forma effective rate for 1996:

                         Year Ended January 31,           1997         1996
                         -------------------------------------------------------
                         Income tax (benefit) expense
                           at statutory rate           $(333,372)   $ 204,000
                         State income tax (benefit)
                           expense, net of federal
                           income tax benefit            (80,421)      52,000
                         Non-deductible meals and
                           entertainment                   35,320      26,000
                         Non-deductible officers'
                           life insurance                 (3,250)       4,300
                         Non-deductible goodwill
                           amortization                     2,306       2,300
                         Other, net                         2,229      (4,600)
                         -------------------------------------------------------
                         Income Tax (Benefit) Expense  $(377,188)    $284,000
                         -------------------------------------------------------

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIAIRES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------
9.     Business          Pooling of Interests of DISC and PMM
       Combinations
                         On February 1, 1995 DISC and PMM merged into    the
                         Company.  DISC  stockholders  exchanged  all  of  their
                         shares of common stock for  2,520,000  shares of Common
                         Stock  of     the      Company,  and  PMM  stockholders
                         exchanged  all of their  shares  of  common  stock  for
                         2,520,000 shares of Common Stock of    the     Company.
                         The merger has been accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of DISC and PMM.

                         The S corporation retained earnings of DISC totaling $462,389 representing undistributed earnings on February 1, 1995 has been credited to additional paid-in capital net of deferred taxes of approximately $122,000 which has been recognized through a charge to income tax expense.

                         Acquisition of the Company by Periodico, Inc.

                         On May 1, 1995 Periodico, Inc. (formerly Garner Investments, Inc.) acquired the Company through an exchange of stock. Periodico then changed its name to The Source Company , which subsequently changed its name to The Source Information Management Company.

                         Since Periodico had no significant assets or operations at the transaction date, the transaction was accounted for as an issuance of 959,389 shares of common stock by the Company in exchange for the net assets of Periodico, which were recorded at Periodico's cost basis and amounted to $0 at the transaction date.

                         Acquisition of Dixon's Modern Marketing
                         Concepts, Inc. and Tri-State Stores, Inc.

                         On June 15, 1995 the Company acquired the assets of Dixon's Modern Marketing Concepts, Inc. and Tri-State Stores, Inc. (MMC) in exchange for 300,000 shares of Common Stock of the Company and the assumption by the Company of all the liabilities of MMC. The transaction has been accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated for all periods prior to the acquisition to include the results of operations,
                         financial  position,   and  cash  flows  of     the
                         Company and MMC.

                         The S corporation retained earnings of MMC totaling approximately $225,000, representing undistributed earnings on June 15, 1995 net of $27,000 distributed in lieu of taxes to shareholders, has been credited to additional paid-in capital.

                         Revenues and net income (loss) for the individual entities and combined prior to the mergers were as follows:

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------
                                                 The

                                               Company        MMC      Combined
             -------------------------------------------------------------------
             February 1 to June 15, 1995
               Revenues                      $2,175,383   $ 435,529   $2,610,912
               Net income (loss)             $   96,829   $ (5,609)   $   91,220
             -------------------------------------------------------------------

                         Acquisition of Magazine Marketing, Inc.

                         On June 28, 1996 the Company acquired all of the stock of Magazine Marketing, Inc. in exchange for 100,000 shares of Common Stock of the Company and $275,000 in cash. In addition, the Company shall pay $10,000 at the end of each quarter for a two year period following the closing date (or a total of $80,000).

                         The transaction has been accounted for as a purchase and, accordingly, the assets and liabilities have been recorded at fair market value. Results of operations have been included as of the effective date of the transaction. The purchase price of the transaction exceeded the fair value of the assets acquired in the amount of $704,748 and is being amortized over 15 years.

                         Acquisition of Readers Choice, Inc.

                         On June 30, 1996 the Company acquired all of the issued and outstanding shares of Readers Choice, Inc., a wholly owned subsidiary of United Magazine Company, in exchange for 111,245 shares of Common Stock of the Company. This transaction has been accounted for as a purchase and accordingly, the assets and liabilities have been recorded at fair market value. Results of operations have been included as of the effective date of the transaction. This transaction did not meet any of the conditions to be considered a significant business combination. The purchase price of the transaction exceeded the fair value of the assets acquired in the amount of $280,507 and is being amortized over 15 years.


10.    Redeemable
       Preferred
       Stock The Company has authorized 2,000,000 shares of $.01 par Preferred Stock. On March 13, 1996 65,000 shares were designated as 1996 Series 7% Convertible Preferred Stock. Rights and restrictions on the remaining shares will be established if, and when, any shares are issued.

                         Each share of the 1996 Series 7% Convertible Preferred Stock entitles its holder to receive an annual dividend, when and as declared by the Board of
                         Directors, of $7 per share payable in shares of the Company's Common Stock; to convert it into shares of Common Stock; to receive $100 per share in the event of dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary; and subject to certain conditions in the Certificate of Designations, Preferences and Relative Rights of 1996 Series 7% Convertible Preferred Stock, may be redeemed at the option of the holder thereof at a price of $100 per share within 30 days following the effective date of a merger or consolidation in which the Company is not the surviving entity.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

                         Each share of the 1996 Series 7% Convertible Preferred Stock shall be convertible, at the option of the holder thereof, into shares of the Common Stock of the Company, at the conversion price equal to 80% of the current market price of the Common Stock, provided, however, the conversion price shall not be less than $3.50 nor more than $5.50 per share of Common Stock. For purposes of such conversion, each share of the 1996 Series 7% Convertible Preferred Stock shall be accepted by the Company for surrender at its Liquidation Amount of $100 per share.

                         During March 1996 the Company issued 20,000 shares of 1996 Series 7% Convertible Preferred Stock for $100 per share. Commissions and expenses totalling $137,925 were incurred in connection with the stock issuances of which $77,925 was paid in cash and $60,000 was paid by issuance of another 600 shares of preferred stock.

                         On June 3, 1996 an investor converted 5,000 shares of the Company's 1996 Series 7% Convertible Preferred Stock into Common Stock of the Company. The conversion price was $3.55 per share, which resulted in the issuance of 140,714 shares of Common Stock. This conversion also resulted in the issuance to certain of the Company's financial advisors of options to purchase an additional 2,814 shares of the Common Stock of the Company. This option to purchase is exercisable for a two year period at an exercise price equal to $4.26 per share.

                         On July 29, 1996 two investors converted 2,250 and 500 shares of the Company's 1996 Series 7% Convertible Preferred Stock into Common Stock of the Company. The conversion price was $3.65 per share, which resulted in the issuance of 61,643 and 13,698 shares, respectively, of Common Stock.

                         On August 30, 1996 the Company issued a common stock dividend to investors who held the Company's 1996 Series 7% Convertible Preferred Stock. At this date there were 12,850 shares of such stock outstanding. The 7% dividend resulted in a common stock dividend of 9,515 shares based on an issuance price of $4.46 per share.

                         On September 11, 1996 an investor converted 5,000 shares of the Company's 1996 Series 7% Convertible Preferred Stock into Common Stock of the Company. The conversion price was $3.50 per share, which resulted in the issuance of 142,857 shares of Common Stock. This conversion also resulted in the issuance to certain of the Company's financial advisors of options to purchase

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

                         an additional 2,857 shares of the Common Stock of the Company. This option to purchase is exercisable for a two year period at an exercise price equal to $4.20 per share.

                         On September 22, 1996 an investor converted 2,250 shares of the Company's 1996 Series 7% Convertible Preferred Stock into Common Stock of the Company. The conversion price was $3.50 per share, which resulted in the issuance of 64,285 shares of Common Stock.

11.    Advance Pay
       Program           The Company  has  established  an Advance Pay  Program.
                         Under this program the the Company advances an agreed upon percentage of the incentive payments otherwise due the retailer from magazine publishers upon quarterly submission of claims for such payments. The claims otherwise due the retailer become due the Company. Included in trade receivables at January 31, 1997 is $11,206,666 due the Company under the Advance Pay Program (net of $2,314,727 due the program participants). Income from the program was approximately $1,150,000 during 1997 and was not material in 1996.

12.    Due to
       Retailers         The  Company  has  arrangements  with  certain  of  its
                         customers whereby the Company is authorized to collect and deposit in its own accounts, checks payable to its customers for incentive payments. The Company retains the service revenue related to such payments and pays the customer the difference. The Company owes retailers
                         $199,575 at January 31, 1997 under such arrangements.

13.    Redeemable
       Common Stock      During June 1996,  the Company issued 100,000 shares of
                         Common Stock to James W. Looman in connection with the purchase of Magazine Marketing, Inc. (Note 9). Pursuant to the terms of the Purchase Agreement, Mr. Looman was granted an option to sell his shares to the Company at a price of $1.00 per share if, at any time during the two year period following the acquisition date (June
                         28, 1996) the market value of all shares acquired in the transaction becomes less than $100,000 for ten consecutive trading days.

                         Also during June 1996, the Company issued 111,245 shares of Common Stock to United Magazine Company ("United Magazine") in connection with the purchase of Readers Choice, Inc. (Note 9). Pursuant to the terms of the Purchase Agreement, United Magazine was granted an option to sell its shares to the Company at a price of $4.00 per share if the Company's stock price for the last five days of any calendar quarter during the two year period following the acquisition date (June 30, 1996) is less than $4.00 per share.

                         The  stock  which was  issued in each of the  foregoing
                         transactions   is  recorded  at  the  value  which  was
                         assigned in each of the respective transactions.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

14.    Fair Values of
       Financial
       Instruments       The  following  methods  and  assumptions  were used to
                         estimate the fair values of each class of financial instruments for which it is practicable to estimate that value:

                         Trade Receivables and Cash Surrender Value of Life Insurance

                         The carrying amounts approximate fair value because of the short maturity of those instruments.

                         Notes Receivable - Officers

                         The fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                         Accounts Payable and Accrued Expenses, and Amounts Due to Retailers

                         Carrying amounts are reasonable estimates of fair value due to the relatively short period between origination and expected repayment of these instruments.

                         Long-term Debt (Excluding
                         Obligations Under Capital Leases)

                         The carrying amount approximates the fair value because the financial instrument was originally recorded at its discounted value.

                         Revolving Line of Credit

                         It is presumed that the carrying amount is a reasonable estimate of fair value because the financial instrument bears a variable interest rate.

                         The estimated fair values of the Company's financial instruments are as follows:

                                                      Carrying         Fair
                 January 31, 1997                      value           value
                 ---------------------------------------------------------------
                 Financial Assets
                   Trade receivables                $ 12,922,738    $ 12,922,738
                   Notes Receivable - officers $ 233,578 $ 207,600 Cash surrender value of life
                   insurance                        $    104,358    $    104,358

                 Financial Liabilities
                   Accounts payable and
                   Accrued expenses                 $    559,441    $    559,441
                   Due to retailers                 $    199,575    $    199,575
                   Long-term debt (excluding
                   obligations under capital
                   leases)                          $     46,710    $     46,710
                   Revolving line of credit         $  7,124,000    $  7,124,000
                 ---------------------------------------------------------------

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------

15.    Earnings Per
       Share In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128). The new standard simplifies the standards for computing earnings per share and requires presentation of two new amounts, basic and diluted earnings per share. The Company will be required to retroactively adopt this standard when it reports its operating results for the fiscal quarter and year ending January 31, 1998. When the Company adopts SFAS No. 128, it expects no changes in its previously reported Primary and Fully Diluted earnings per share.

        THE SOURCE INFORMATION MANAGEMENT COMPANY    AND SUBSIDIARIES

                Notes to    Consolidated     Financial Statements
--------------------------------------------------------------------------------


16.    Quarterly    Consolidated
       Financial Data
       (unaudited)

-------------------------------------------------------------------------------------------
1997                            April 30        July 31       October 31      January 31
-------------------------------------------------------------------------------------------
Net Sales                     $1,453,968      $1,304,530     $2,100,190        $2,439,759
Gross Profit                     249,130         147,022        795,390         1,042,317
Net Income (Loss)               (470,229)       (435,311)        62,410           239,813
Earnings (loss) per
 common share                     (0.07)          (0.07)           0.01              0.04
Weighted average
 number of common
 shares outstanding            6,379,900       6,508,607      6,793,267         6,879,147


1996

Net Sales                     $2,032,637      $1,887,799     $2,487,985        $1,712,763
Gross Profit                   1,101,895       1,086,215      1,064,531           459,321
Net Income (Loss)                 80,435         155,726        187,845         (232,012)
Earnings (loss) per
 common share                       0.02            0.02           0.03            (0.04)
Weighted average
 number of common
 shares outstanding            5,340,000       6,299,389      6,324,389         6,374,389


No underwriter,  dealer,  salesperson or
other person has been authorized to give
any   information   or   to   make   any
representations    other    than   those
contained  in this  prospectus  and,  if
given or made, such other information or              THE SOURCE INFORMATION
representations  must not be relied upon                MANAGEMENT COMPANY
as having been authorized by the Company
or any Underwriter. Neither the delivery
of this  Prospectus  nor any  sale  made
hereunder      shall,      under     any
circumstances,  create  any  implication
that  there  has been no  change  in the
affairs  of the  Company  since the date
hereof or that the information contained                 2,000,000 SHARES
herein  is   correct   as  of  any  date
subsequent  to  the  date  hereof.  This
Prospectus  does not constitute an offer                   COMMON STOCK
to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

   --------------------------------

         TABLE OF CONTENTS
                                   Page

Prospectus Summary .............    3
Risk Factors....................    7                        ---------
Use of Proceeds ................   12                   P R O S P E C T U S
Price Range of Common Stock.....   13                        ---------
Dividend Policy.................   13
Capitalization .................   14
Selected Financial Data ........   15
Management's Discussion and
 Analysis of Financial
 Condition and Results of
 Operations ....................   16
Business .......................   21
Management .....................   26
Principal and Selling
 Shareholders ..................   31
Description of Capital
 Stock .........................   33                      DONALD & CO.
Certain Provisions of the                                SECURITIES, INC.
 Articles of Incorporation
 and Bylaws.....................   33
Shares Eligible for Future
 Sale ..........................   35
Underwriting ...................   37
Legal Matters ..................   38
Experts  .......................   38
Available Information ..........   39
Index to Financial
  Statements ...................  F-1

                                                        October 7    , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

         Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that, in the case of an action or suit by or in the right of, the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) of
(2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided-further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involves an-accounting-for profits pursuant to Section 16(b) of the Exchange Act. Paragraph 9 of the Articles of Incorporation of the Company permits the Company to enter into agreements with its directors, officers, employees and agents to provide such indemnification as deemed appropriate. Paragraph 9 also provides that the Company may extend to its directors and executive officers such indemnification and additional indemnification.

     The Company has entered into an indemnification agreement with its directors and certain of its executive officers. The form of indemnity agreement provides that such persons will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of such person's services as a director or executive officer of the Company or any other company or enterprise in which he is serving at the request of the Company, or as a guarantor of any debt of the Company. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

     The Company has procured and intends to maintain a policy of insurance under which the directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the shares of Preferred Stock offered hereby, all of which will be paid by the Company:

         SEC Registration fee..................................    $  3,477
         NASD Filing fee.......................................       1,508
         State securities law compliance.......................      30,000
         Listing fees..........................................       7,500
         Transfer agent fees and expenses......................       5,000
         Printing and engraving................................      75,000
         Legal fees and expenses...............................     100,000
         Accounting fees and expenses..........................      50,000
         Non-accountable expense allowance.....................     160,000
         Miscellaneous.........................................      17,515
                                                                   --------
             Total.............................................    $450,000
                                                                    =======
---------------------------


Item 26.  Recent Sales of Unregistered Securities

         Explanatory Note: The following share and per share data does not reflect the proposed 1-to-1.21 reverse stock split.

         During February of 1996, the Company issued 8,000 shares of Common Stock to Dennis Mensch for $3.75 per share in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         During March of 1996, the Company issued 2,250, 2,250 and 500 shares of 1996 Series 7% Convertible Preferred Stock for $100 per share to Messrs. Aron Katzman, Timothy A. Braswell and Harry L. Franc, III pursuant to Section 4(2) of the Securities Act of 1933. Each share of the 1996 Series 7% Convertible Preferred Stock entitles its holder to receive an annual dividend, when and as declared by the Board of Directors, of $7 per share payable in shares of the Company's Common Stock; to convert it into shares of common stock subject to the conversion rights described in the Certificate of Designations, Preferences and Relative Rights of 1996 Series 7% Convertible Preferred Stock (the Certificate); to receive $100 per share in the event of dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary; and subject to certain conditions in the Certificate, may be redeemed at the option of the Company at a price of $100 per share within 30 days following the effective date of a merger or consolidation in which the Company is not the surviving entity.

         In a series of transactions, taking place in August 1996 and September 1996, exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, the Company issued 5,082 shares of Common Stock to Financial Power Network in exchange for $21,600 of marketing services.

         During June 1996, the Company issued 100,000 shares of Common Stock to James W. Looman in connection with the purchase of Magazine Marketing, Inc. in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         During June 1996, the Company issued 111,245 shares of Common Stock to United Magazine Company in connection with the purchase of Readers Choice, Inc. in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In July, 1997, the Company issued 225,867 shares of Common Stock to the holders of the Company's 1996 7% Convertible Preferred Stock in exchange for all of the issued and outstanding shares of such Preferred Stock.

Item 27.  Exhibits

Exhibit
Number                              Description

1.1               Form Underwriting Agreement
2.1               Stock Purchase Agreement dated as of April 24, 1997 among
                    Michael Kessler, Mike Kessler and Associates, Inc.,
                    The Source Company and K-Sub, Inc.
2.2               First Amendment to Stock Purchase Agreement dated as of
                    May 19, 1997, among Michael and Loretta B. Kessler, Mike Kessler and Associates, Inc. and The Source Company
3.1               Articles of Incorporation of the Company
3.2               Bylaws of the Company
3.3               Amendment to Articles of Incorporation of the Company
   3.4            Amendments to Bylaws of the Company (filed herewith)
   3.5            Amendment to Articles of Incorporation of the Company
                    (filed herewith)
4.1               Form of Common Stock Certificate
4.4               Form of Representative's Warrants
4.5               Form of Privately Issued Warrant
5.1               Opinion of Gallop, Johnson & Neuman, L.C.
10.1              Form of Promissory Notes with S. Leslie Flegel and
                    Dwight DeGolia
10.2              Form of Indemnity Agreement with Officers and Directors
10.3              Lease Agreement dated June 28, 1991 with 711 Gallimore
                    Partnership
10.6              Lease Agreement dated January 1, 1993 with Robert B. Dixon
10.8              Addendum to the Lease Agreement, dated as of
                    January 1, 1994, with 711 Gallimore Partnership
10.9              Addendum to the Lease Agreement, dated as of
                    January 1, 1996, with 711 Gallimore Partnership
10.10             Addendum to the Lease Agreement, dated as of
                    April 1, 1996, with 711 Gallimore Partnership
10.11             Addendum to the Lease Agreement, dated as of
                    April 25, 1996, with 711 Gallimore Partnership
10.12             Stock Acquisition Agreement dated June 20, 1996
                    among James Looman, Magazine Marketing, Inc. and
                    The Source Company
10.13             $8,700,000 Credit Agreement dated as of November 14,
                    1996 between The Source Company and Wachovia Bank of North Carolina, N.A.
10.14             Amendment to Credit Agreement dated December 19, 1996
                    by and between The Source Company and Wachovia Bank of North Carolina, N.A.
10.15             Amendment to Credit Agreement dated January 31, 1997
                    by and between The Source Company and Wachovia Bank of North Carolina, N.A.

10.16             The Source Company Common Stock Award Plan .
10.17             The Source Company Amended and Restated 1995 Incentive Stock
                    Option Plan.
10.18             Employment Agreement, effective February 1, 1996, with
                    John P. Watkins
10.19             Employment Agreement dated as of August 30, 1995, with
                    Robert G. Shupe
10.20             Agreement with Dwight L. DeGolia.
10.21             Front End Management Agreement with Kmart Corporation
10.22             Amendment to Credit Agreement dated July 31, 1997 by and
                    between The Source Company and Wachovia Bank, N.A.
10.23             Form of Financial Consulting Agreement with Donald & Co.
                    Securities, Inc. (to be filed by Amendment)
10.24             Amendment to Credit Agreement dated May 29, 1997 by and
                    between the Source Company and Wachovia Bank of North Carolina, N.A.
10.25             Form of Employment Agreement with S. Leslie Flegel,
                    William H. Lee and W. Brian Rodgers
11.1              Statement Regarding Computation of Earnings Per Share
21.1              Subsidiaries of the Company
23.1              Consent of BDO Seidman, LLP
23.3              Consent of Gallop, Johnson & Neuman, L.C.
                    (included in Exhibit 5.1)
24.1              Power of Attorney  (included on signature page of initial
                     filing)
27.1              Financial Data Schedule (Filed in EDGAR version only)

Item 28.  Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) If the issuer relies on Rule 430A under the Securities Act, that the small business issuer will:

                  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it Effective.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at the time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment to Registration Statement to be signed on its behalf by the undersigned, in the County of St. Louis, State of Missouri, on the 6th day of October, 1997.

                                THE SOURCE INFORMATION MANAGEMENT COMPANY



                                 By: /s/  W. Brian Rodgers
                                     W. Brian Rodgers
                                     Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                       Title                      Date


/s/ S. Leslie Flegel*             Chief Executive            October 6, 1997
-------------------------------   Officer and Chairman
S. Leslie Flegel                  of the Board
                                  (principal executive
                                  officer)


/s/ W. Brian Rodgers              Chief Financial Officer    October 6, 1997
-------------------------------   (principal financial and
W. Brian Rodgers                  accounting officer)


/s/ William H. Lee*               President, Chief Operating October 6, 1997
-------------------------------   Officer and Director
William H. Lee


/s/ Timothy A. Braswell*          Director                   October 6, 1997
-------------------------------
Timothy A. Braswell


/s/ Harry L. "Terry" Franc, III*  Director                   October 6, 1997
-------------------------------
Harry L. "Terry" Franc, III


/s/ Aron Katzman*                 Director                   October 6, 1997
-------------------------------
Aron Katzman

/s/ Randall Minix*                Director                   October 6, 1997
-------------------------------
Randall Minix


------------

* By: /s/ W. Brian Rodgers
      W. Brian Rodgers, Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number                          Description                                 Page
------                          -----------                                 ----

   1.1*        Form of Underwriting Agreement

2.1(1) Stock Purchase Agreement dated as of April 24, 1997 among Michael Kessler, Mike Kessler and Associates, Inc., The Source Company and K-Sub, Inc.

2.2(1) First Amendment to Stock Purchase Agreement dated as of May 19, 1997, among Michael and Loretta B. Kessler, Mike Kessler and Associates, Inc. and The Source Company

3.1(2)         Articles of Incorporation of the Company

3.2(2)         Bylaws of the Company

3.3*           Amendment to Articles of Incorporation of the Company

   3.4         Amendments to Bylaws of the Company (filed herewith)

   3.5         Amendment to Articles of Incorporation of the Company
               (filed herewith)

4.1*           Form of Common Stock Certificate

   4.4*        Form of Representative's Warrants

4.5*           Form of Privately Issued Warrant

5.1*           Opinion of Gallop, Johnson & Neuman, L.C.

10.1(2)        Form of  Promissory  Notes  with S.  Leslie  Flegel and
               Dwight DeGolia

10.2(2)        Form of Indemnity Agreement with Officers and Directors

10.3(2)        Lease  Agreement dated June 28, 1991 with 711 Gallimore
               Partnership

10.6(2)        Lease  Agreement  dated  January 1, 1993 with Robert B.
               Dixon

10.8(3) Addendum to the Lease Agreement, dated as of January 1, 1994, with 711 Gallimore Partnership

10.9(3) Addendum to the Lease Agreement, dated as of January 1, 1996, with 711 Gallimore Partnership

10.10(3) Addendum to the Lease Agreement, dated as of April 1, 1996, with 711 Gallimore Partnership

10.11(3) Addendum to the Lease Agreement, dated as of April 25, 1996, with 711 Gallimore Partnership

10.12(4) Stock Acquisition Agreement dated June 20, 1996 among James Looman, Magazine Marketing, Inc. and The Source Company

10.13(4) $8,700,000 Credit Agreement dated as of November 14, 1996 between The Source Company and Wachovia Bank of North Carolina, N.A.

10.14(4) Amendment to Credit Agreement dated December 19, 1996 by and between The Source Company and Wachovia Bank of North Carolina, N.A.

10.15(4) Amendment to Credit Agreement dated January 31, 1997 by and between The Source Company and Wachovia Bank of North Carolina, N.A.

10.16(5)       The Source Company Common Stock Award Plan.

10.17*         The Source Company Amended and Restated 1995 Incentive
               Stock Option Plan

10.18*         Employment Agreement,  effective February 1, 1996, with
               John P. Watkins

10.19*         Employment  Agreement dated as of August 30, 1995, with
               Robert G. Shupe

10.20*         Agreement with Dwight L. DeGolia.

10.21*         Front End Management Agreement with Kmart Corporation.

10.22* Amendment to Credit Agreement dated July 31, 1997 by and between The Source Company and Wachovia Bank, N.A.

   10.23* Form of Financial Consulting Agreement with Donald & Co. Securities, Inc.

10.24* Amendment to Credit Agreement dated May 29, 1997 by and between the Source Company and Wachovia Bank of North Carolina, N.A.

   10.25* Form of Employment Agreement with S. Leslie Flegel, William H. Lee and W. Brian Rodgers

11.1*          Statement Regarding Computation of Earnings Per Share

21.1*          Subsidiaries of the Company

   23.1        Consent of BDO Seidman, LLP (filed herewith)

23.3*          Consent of Gallop, Johnson & Neuman, L.C.
               (included in Exhibit 5.1)

24.1*          Power of Attorney (included on signature page of initial filing)

27.1*          Financial Data Schedule

----------------------------
*Previously filed

                                      E-2